                            SCHEDULE 14A INFORMATION

                  Proxy Statement Pursuant to Section 14(a) of
            the Securities Exchange Act of 1934 (Amendment No.    )

    Filed by the Registrant /X/
    Filed by a Party other than the Registrant / /

    Check the appropriate box:
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    / /  Confidential, for Use of the Commission Only (as permitted by Rule
         14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / / Soliciting Material Pursuant to Section 240.14a-11(c) or Section 240.14a-12
                             Ceridian Corporation
--------------------------------------------------------------------------------
                (Name of Registrant as Specified In Its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/ /  $125 per  Exchange Act  Rules 0-11(c)(1)(ii),  14a-6(i)(1), 14a-6(i)(2)  or
     Item 22(a)(2) of Schedule 14A.
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/ /  Fee  computed  on   table  below   per  Exchange   Act  Rules   14a-6(i)(4)
     and 0-11.
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        pursuant to Exchange Act Rule 0-11 (Set forth the amount on which the
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
                                (CERIDIAN LOGO)

                     PROXY STATEMENT FOR ANNUAL MEETING OF
                          STOCKHOLDERS ON MAY 8, 1996

Dear Stockholder:

    Ceridian Corporation's Annual Meeting of Stockholders will be held in the Library of the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California 94104 on Wednesday, May 8, 1996 at 9:00 a.m. P.D.T. Whether or not you plan to attend, please complete and return your proxy card.

    This proxy statement includes information about the nominees for election to the Board of Directors as well as information about proposals recommended by the Board to:

    (1) Amend Ceridian's Restated Certificate of Incorporation to increase the number of shares of common stock Ceridian is authorized to issue from 100,000,000 to 200,000,000 shares.

    (2) Approve an amendment to Ceridian's 1993 Long-Term Incentive Plan to modify a limitation contained in that Plan on compensation that may be paid to executives in the event of a change of control of Ceridian.

    (3) Approve a new Director Performance Incentive Plan for outside directors, which is being proposed in connection with the elimination of Ceridian's retirement plan for outside directors.

    (4) Approve Ceridian's Employee Stock Purchase Plan.

    Enclosed with this proxy statement is the notice of annual meeting and proxy card. Please return the accompanying proxy card as promptly as possible to ensure that your vote is counted at the meeting.

                                          Sincerely,

                                                        [L]
                                          Lawrence Perlman
                                          CHAIRMAN, PRESIDENT AND
                                           CHIEF EXECUTIVE OFFICER

Corporate Headquarters and Mailing Address:
8100 34th Avenue South
Minneapolis, MN 55425
(612) 853-8100

                              CERIDIAN CORPORATION
                                PROXY STATEMENT
                                    CONTENTS

                                                                                                               PAGE
                                                                                                             ---------
General Information........................................................................................          3
Election of Directors (Item 1).............................................................................          4
  The Board of Directors...................................................................................          4
  Nominees for Director....................................................................................          4
  Committees of the Board of Directors.....................................................................          5
  Directors' Compensation..................................................................................          6
  Corporate Governance.....................................................................................          7
  Compensation Committee Interlocks and Insider Participation..............................................          8
Approval of Amendment to Ceridian's Restated Certificate of Incorporation (Item 2).........................          8
Approval of Amendment to the 1993 Long-Term Incentive Plan (Item 3)........................................          9
Approval of the 1996 Director Performance Incentive Plan (Item 4)..........................................         15
Approval of the Employee Stock Purchase Plan (Item 5)......................................................         18
Compensation Committee Report on Executive Compensation....................................................         20
Stock Price Performance Graph..............................................................................         23
Executive Compensation.....................................................................................         24
  Summary Compensation Table...............................................................................         24
  Stock Option Grants......................................................................................         25
  Option Exercises and Option Values.......................................................................         26
  Performance Restricted Stock Awards......................................................................         27
  Pension Plans............................................................................................         27
  Executive Employment Agreements..........................................................................         28
Share Ownership Information................................................................................         30
  Share Ownership of Directors and Management..............................................................         30
  Share Ownership of Certain Beneficial Owners.............................................................         31
Independent Auditors.......................................................................................         31
Other Matters..............................................................................................         32
  Stockholder Proposals....................................................................................         32
  Compliance With Section 16(a) of the Securities Exchange Act.............................................         32
  Solicitation of Proxies..................................................................................         32
1993 LTIP Change of Control Provisions and Related Definitions.............................................        A-1
1996 Director Performance Incentive Plan...................................................................        B-1
Employee Stock Purchase Plan...............................................................................        C-1

                              CERIDIAN CORPORATION

                             ---------------------

                       PROXY STATEMENT FOR ANNUAL MEETING
                     OF STOCKHOLDERS TO BE HELD MAY 8, 1996

                            ------------------------

                              GENERAL INFORMATION

    This proxy statement and the enclosed proxy card are being mailed to stockholders beginning on or about March 29, 1996 in connection with the solicitation of proxies by the Board of Directors of Ceridian Corporation (the "Company") for use at the Annual Meeting of Stockholders to be held in the Library of the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California 94104 on May 8, 1996 at 9:00 a.m. P.D.T. (the "Annual Meeting"). Holders of the Company's common stock, par value $.50 per share (the "Common Stock") of record at the close of business on March 19, 1996 will be entitled to vote at the Annual Meeting. At the close of business on March 19, 1996, 67,948,038 shares of Common Stock were outstanding and entitled to vote at the Annual Meeting. Each share of Common Stock is entitled to one vote.

    When proxy cards are returned properly signed, the shares represented will be voted as directed. When no direction is given, the shares will be voted as recommended by the Board. The proxy also gives discretionary authority to vote the shares on any other matter which may properly come before the meeting. A stockholder may revoke a proxy at any time before it is exercised by filing a revoking instrument with the Secretary of the Company, by submitting another proxy card with a later date, or by voting in person at the meeting.

    The Company's Bylaws specify that except as otherwise provided by Delaware law or by the Company's Restated Certificate of Incorporation, the vote required to decide each matter to be brought before a meeting of stockholders is a majority of the shares of Common Stock represented in person or by proxy at the meeting and entitled to vote on the matter. Because shares that are held by a person who abstains from voting on a particular matter are treated as present and entitled to vote on that matter, an abstention has the same effect as a vote against the matter. If, however, a broker indicates on a proxy that it does not have discretionary authority to vote certain shares on a particular matter, those shares will not be considered as present and entitled to vote with respect to that matter. In other words, broker non-votes are not counted as a vote against such a matter.

    It is the Company's policy that all stockholder meeting proxies, ballots and voting tabulations that identify the vote of a particular stockholder are to be kept confidential if the stockholder has requested confidential treatment on the proxy card or ballot. If the stockholder so requests, no such document will be available for examination, nor will the identity and vote of any stockholder be disclosed prior to the final tabulation of the vote at the stockholders' meeting except (i) as necessary to meet applicable legal requirements; (ii) to allow the independent election inspectors to count and certify the results of the vote; or
(iii) in the event of a proxy solicitation in opposition to the Board of Directors based on an opposition proxy statement filed with the Securities and Exchange Commission. The independent election inspectors may inform the Company whether or not a particular stockholder has voted.

                             ELECTION OF DIRECTORS
                                    (ITEM 1)

THE BOARD OF DIRECTORS

    The business of the Company is managed under the direction of the Board of Directors, which met ten times in 1995. The Company's Bylaws provide that the Board shall determine the number of directors, which is currently set at nine. All nine directors presently serving on the Company's Board have agreed to stand for re-election and have been designated by the Board as nominees for director. See "Nominees for Director" for profiles of the nominees, each of whom was previously elected by the stockholders. Mr. Ronald James resigned from the Board effective December 31, 1995 in connection with his appointment as an Executive Vice President of the Company and President and Chief Executive Officer of its Human Resources Group.

    The Board recommends a vote FOR and solicits proxies in favor of the nominees named below. Proxies cannot be voted for more than nine people. If any nominee becomes unable or unavailable to serve, proxies will be voted for another nominee selected by the Board. Each person elected will hold office until the 1997 Annual Meeting of Stockholders and until his or her successor is duly elected and qualifies, or until earlier resignation or removal.

NOMINEES FOR DIRECTOR

    RUTH M. DAVIS Dr. Davis, 67, has been President and Chief Executive Officer of the Pymatuning Group, Inc., which specializes in technology management services, since 1981. She serves as Chairman of the Board for the Aerospace Corporation, Vice Chairman of Betac Corporation, and as a trustee of Consolidated Edison Company of New York. Dr. Davis is a director of Air Products and Chemicals, Inc.; Premark International, Inc.; Principal Financial Group Inc.; Sprint Corporation; Varian Associates, Inc.; Giddings & Lewis, Inc. and BTG, Inc. Dr. Davis has been a director of the Company since 1984.

    ALLEN W. DAWSON Mr. Dawson, 69, is Chairman Emeritus of Siecor Corporation ("Siecor"), a joint venture of Corning Incorporated and Siemens Corporation. Siecor manufactures fiber optic cable and ancillary equipment. From 1989 to 1991, Mr. Dawson was Chairman of the Executive Committee of Siecor, and from 1980 to 1989 he was Chairman and Chief Executive Officer of Siecor. Mr. Dawson has been a director of the Company since 1986.

    RICHARD G. LAREAU Mr. Lareau, 67, is a partner in the law firm of Oppenheimer Wolff & Donnelly. He is a director of Nash-Finch Company, Merrill Corporation and Northern Technologies International Corporation, and is a trustee of the Mesabi Trust, a mineral royalty trust. Mr. Lareau has been a director of the Company since 1971.

    GEORGE R. LEWIS Mr. Lewis, 55, is Vice President and Treasurer of Philip Morris Companies, Inc. ("Philip Morris"), a consumer packaged goods company. He has been employed by Philip Morris since 1967, and has held his current position since 1984. Mr. Lewis is a director of Central Fidelity Banks, Inc. and Kemper National Insurance Companies. Mr. Lewis has been a director of the Company since 1994.

    CHARLES MARSHALL Mr. Marshall, 66, served as Vice Chairman of American Telephone and Telegraph Company, a telecommunications company, from 1985 until his retirement in April 1989. Mr. Marshall is a director of GATX Corporation, HARTMARX Corporation, Sonat Inc. and Sundstrand Corporation. Mr. Marshall has been a director of the Company since 1989.

    LAWRENCE PERLMAN Mr. Perlman, 57, is Chairman, President and Chief Executive Officer of the Company. He was appointed Chairman in November 1992, has been President and Chief Executive Officer since January 1990. He is a director of Seagate Technology, Inc.; The Valspar Corporation; Computer Network Technology Corporation; Kmart Corporation and Bio-Vascular, Inc. Mr. Perlman has been a director of the Company since 1985.

    CAROLE J. UHRICH Ms. Uhrich, 52, is an Executive Vice President, Global Products Supply of Polaroid Corporation ("Polaroid"), an imaging company. She has been employed by Polaroid since 1966, and has held her current position since February 1996. From 1992 until February 1996, she was Vice President, Manufacturing and Product Development for Polaroid, and prior to that time served in a series of manufacturing, corporate quality and market research positions. Ms. Uhrich is a director of Maytag Corporation, and has been a director of the Company since 1994.

    RICHARD W. VIESER Mr. Vieser, 68, retired in 1989 after having served as Chairman, President and Chief Executive Officer of Lear Siegler, Inc. since March 1987, and Chairman and Chief Executive Officer of FL Aerospace Corp. since September 1986 and of FL Industries, Inc. since June 1985. He is a director of Dresser Industries, Inc.; Global Industrial Technologies, Inc.; Sybron International Corporation and Varian Associates, Inc. Mr. Vieser has been a director of the Company since 1988.

    PAUL S. WALSH Mr. Walsh, 40, has been the Chief Executive Officer of The Pillsbury Company ("Pillsbury"), a wholly-owned subsidiary of Grand Metropolitan PLC ("Grand Metropolitan"), since January 1992. Mr. Walsh was named an Executive Director of Grand Metropolitan in October 1995, at which time he assumed additional responsibility for GrandMet Foods Europe. From June 1991 to January 1992, Mr. Walsh was Joint Chief Operating Officer of Grand Metropolitan's Food Sector. Mr. Walsh is a director of the Grocery Manufacturers of America, and has been a director of the Company since 1991.

COMMITTEES OF THE BOARD OF DIRECTORS

    The Board elects an Executive Committee, an Audit Committee, a Compensation and Human Resources Committee, a Nominating and Board Governance Committee and a Strategy Review Committee. The following are members of these committees as of March 1, 1996:

  Executive Committee:
   Lawrence Perlman, Chair
   Richard G. Lareau
   Paul S. Walsh
  Audit Committee:
   Richard W. Vieser, Chair
   Ruth M. Davis
   Allen W. Dawson
   Richard G. Lareau
   George W. Lewis
  Compensation and Human Resources
  Committee:
   Charles Marshall, Chair
   Carole J. Uhrich
   Paul S. Walsh
  Nominating and Board
  Governance Committee:
   Richard G. Lareau, Chair
   George W. Lewis
   Charles Marshall
   Paul S. Walsh
  Strategy Review Committee:
   Ruth M. Davis, Chair
   Allen W. Dawson
   Lawrence Perlman
   Carole J. Uhrich
   Richard W. Vieser

    The Executive Committee acts on matters that arise between Board meetings and require immediate action. All actions by the Executive Committee are reported to and are ratified by the Board. The Executive Committee took action three times during 1995.

    The Audit Committee reviews and recommends to the Board the selection of the Company's independent auditors, consults with the Company's independent auditors and reviews the scope and significant findings of the audits performed by them, reviews the adequacy and sufficiency of the Company's financial and accounting controls, practices and procedures, the activities and recommendations of its internal auditors, and its reporting policies and practices. The Audit Committee met four times during 1995.

    The Compensation and Human Resources Committee ("Compensation Committee") determines compensation policies, practices and structures for key employees of the Company, approves the compensation and benefits of executive officers, including the chief executive officer, reviews the process of managing executive succession, diversity and development, and assesses the adequacy of the Company's human resource principles and philosophy. This Committee met five times during 1995.

    The Nominating and Board Governance Committee ("Governance Committee") reviews the composition, organization and governance of the Board and its committees and recommends to the Board the adoption of policies pertaining thereto, recommends to the Board compensation for outside directors, evaluates the performance of the chief executive officer and serves as a nominating committee that considers all nominees, including those recommended by stockholders, for Board membership. This Committee met four times during 1995.

    The Strategy Review Committee assists the Board by reviewing and assessing the strategy and strategic plans of the Company's business units and the Company's performance in meeting key objectives in connection with acquisitions and other strategic transactions, and by making recommendations to the Board on issues relating to corporate strategy and strategic planning. This Committee met three times during 1995.

    During 1995, each director attended at least 75 percent of the meetings of the Board and his or her committees.

DIRECTORS' COMPENSATION

    The following table summarizes the compensation during 1995 of the Company's outside directors. Directors who are employees are not separately compensated for service as a director.

                   DIRECTOR COMPENSATION FOR LAST FISCAL YEAR

                                                        CASH COMPENSATION                     SECURITY GRANTS
                                          ---------------------------------------------  -------------------------
                                            ANNUAL RETAINER FEES        MEETING FEES         NUMBER OF SHARES
                  NAME                             ($)(1)                  ($)(2)        UNDERLYING OPTIONS (#)(3)
----------------------------------------  -------------------------  ------------------  -------------------------
Ruth M. Davis...........................         $    25,000             $   16,000                  1,000
Allen W. Dawson.........................              22,000                 17,000                  1,000
Ronald James (4)........................              22,000                 17,000                  1,000
Richard G. Lareau.......................              25,000                 18,000                  1,000
George R. Lewis.........................              22,000                 15,000                  1,000
Charles Marshall........................              25,000                 16,000                  1,000
Carol J. Uhrich.........................              22,000                 15,000                  1,000
Richard W. Vieser.......................              25,000                 13,000                  1,000
Paul S. Walsh...........................              22,000                 18,000                  1,000

------------------------
(1) Includes a supplemental annual retainer of $3,000 for the chairs of the Compensation, Audit, Governance, and Strategy Review Committees.

(2) Fees for attendance at Board and committee meetings are $1,000 per meeting.

(3) The exercise price per share of each option granted is 100% of the fair market value of the underlying Common Stock on the date the option is granted. An option becomes exercisable in full six months after its date of grant, and expires 10 years from its date of grant.

(4) Mr. James resigned from the Board effective December 31, 1995.

    Under the 1993 Non-Employee Director  Stock Plan (which expired in  February
1996), each outside director received a one-time grant of 1,000 shares of Common Stock upon election to the Board for the first time (or when the Plan was approved by the Company's stockholders). Shares subject to such awards may not be transferred or otherwise disposed of until such time as the director's service on the Board ceases.

    Outside directors have also been entitled to participate in a retirement plan (the "Directors' Retirement Plan") which provides that each director with at least 12 calendar quarters of service as a director of the Company at the time he or she ceases to be a director will receive quarterly payments upon leaving the Board for the lesser of 48 calendar quarters or the number of quarters of service as a director. The amount of each quarterly payment is one-fourth of the amount of the director's annual retainer at the time he or she ceases to be a director. The Company has established and funded a Directors' Benefit Protection Trust out of which benefits under the Directors' Retirement Plan to persons who cease to be directors of the Company after December 1, 1994 are to be paid. Assets in this trust remain subject to the claims of the Company's general creditors.

    The Governance Committee has approved, and each individual director has consented to, the termination of the Directors' Retirement Plan and the related Directors' Benefit Protection Trust, such approval and consents being subject to stockholder approval of the 1996 Director Performance Incentive Plan ("DPIP") to replace the 1993 Non-Employee Director Stock Plan. As discussed beginning on page 15 below, if the DPIP is approved and the Directors' Retirement Plan terminated, each director will receive under the DPIP the discounted present value of his or her accrued benefit under the Directors' Retirement Plan in shares of Common Stock. The DPIP will also provide for the annual grant of stock options to outside directors, the one-time grant of restricted stock to new directors, and a pro rata transitional grant of restricted stock to existing directors who have not yet accrued the maximum 48 quarters of benefits under the Directors' Retirement Plan at the time of its termination.

CORPORATE GOVERNANCE

    Since Ceridian Corporation was created in 1992 from the reshaping of Control Data Corporation, the Board and management have sought to foster an approach toward corporate governance that would ensure an independent, informed and effective Board, responsible and accountable for acting in the best interests of stockholders. All directors stand for election every year, and all holders of Common Stock have equal voting rights. In 1993, the Board submitted the Company's stockholder rights plan to a binding stockholder vote, and terminated the plan as a result of that vote. In late 1992 and early 1995, the Board and members of senior management met representatives of its institutional stockholders to hear first hand their views on the Company's direction. During 1995, the Board also approved a statement of corporate governance policies which expressed in a consolidated fashion the corporate governance practices that had evolved within the Company over a period of several years. The statement of policies includes the following:

    1. A majority of the directors should be independent. For the past five years, there has been only one management director on the Board.

    2. The committees of the Board are established based on the Board's assessment of what is necessary and desirable in light of the Company's circumstances at any particular time and the Board's desire to most effectively utilize directors' time, experience and expertise.

    3. The Governance Committee will at least annually review the size and composition of the Board to assess whether the personal experience and expertise of the individual directors, and the overall mix of experience, expertise, independence and diversity of backgrounds among all the directors, will enable the Board to most effectively monitor the Company's performance and actively participate in developing long-term strategy and financial goals. This review will include director succession planning, in light of expected future needs of the Board and the Company and application of policies pertaining to tenure on the Board.

    4. All members of the Audit Committee, Compensation Committee and Governance Committee are non-management directors. The Governance Committee reviews Board committee structure and assignments at least annually and recommends any changes to the Board.

    5. The chairpersons of the respective Board Committees are expected to assume leadership roles within the Board pertaining to issues within the purview of the Committees which they chair.

    6. The Governance Committee conducts at least biannually an evaluation of the performance of the Board as a whole and of each individual director, based on evaluation forms completed by individual directors. The results of this evaluation and any recommendations for change are presented to the Board.

    7. Any non-management director who has completed or will complete as of the next annual meeting of stockholders twelve years of service as a director shall submit a letter to the Governance Committee offering not to stand for re-election to the Board at any future meeting of stockholders. The Governance Committee shall have complete discretion as to whether and when such offer shall be accepted.

    8. Upon a change in the employment status of any non-management director, that director shall submit a letter to the Governance Committee offering not to stand for re-election to the Board at the next annual meeting of the Company's stockholders. The Governance Committee shall have complete discretion as to whether such offer shall be accepted.

    9. Any non-management director must retire from the Board no later than the next annual meeting of the Company's stockholders occurring after his or her 70th birthday. Any director who is also an officer of the Company shall retire from the Board immediately upon retirement or termination as an officer and employee of the Company.

    10. The non-management directors meet in executive session at least once per year, and include in such meeting an evaluation of the performance of the chief executive officer, based on evaluation and feedback forms previously completed by the non-management directors.

COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

    Mr. Lareau, who served on the Company's Compensation Committee until May 10, 1995, is a partner in the law firm of Oppenheimer Wolff & Donnelly, which has provided and continues to provide legal representation to the Company on various matters.

                      APPROVAL OF AMENDMENT TO CERIDIAN'S
                     RESTATED CERTIFICATE OF INCORPORATION
                                    (ITEM 2)

PROPOSED AMENDMENT

    On February 2, 1996, the Board of Directors declared advisable and unanimously approved, subject to approval by the stockholders at the Annual Meeting, an amendment to Ceridian's Restated Certificate of Incorporation (the "Certificate") to increase the authorized number of shares of Common Stock from 100,000,000 shares to 200,000,000 shares. The Certificate currently provides that Ceridian is authorized to issue two classes of stock: 100,000,000 shares of Common Stock and 750,000 shares of Preferred Stock, $100.00 par value per share. No change would be made to the number of authorized shares of Preferred Stock. As a result, the proposed amendment would increase the total authorized capital stock of the Company (including both Common Stock and Preferred Stock) from 100,750,000 shares to 200,750,000 shares. Specifically, paragraph A of Article IV of the Certificate would be amended to read as follows:

    A. The total number of shares of all classes of stock which the Corporation shall have authority to issue is Two Hundred Million, Seven Hundred Fifty Thousand (200,750,000), consisting of Seven Hundred Fifty Thousand (750,000) shares of preferred stock of the par value of One Hundred Dollars ($100.00) per share (the "Preferred Stock"), having a total par value of Seventy-Five Million Dollars ($75,000,000), and Two Hundred Million (200,000,000) shares of common stock of the par value of fifty cents ($.50) per share (the "Common Stock"), having a total par value of One Hundred Million Dollars ($100,000,000).

    As of February 29, 1996, of the 100,000,000 shares of Common Stock currently authorized, 67,912,402 shares were issued and outstanding, 10,384,000 shares were reserved for issuance in connection with the conversion of shares of Ceridian's 5 1/2% Cumulative Convertible Exchangeable Preferred Stock, and 7,808,874 shares were reserved for issuance in connection with Ceridian's employee and director stock-based compensation plans. In addition, as described in Item 4 below, an additional 125,000 shares of Common Stock has been reserved for issuance under the proposed 1996 Director Performance Incentive Plan.

    THE BOARD OF DIRECTORS RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE AMENDMENT TO THE RESTATED CERTIFICATE OF INCORPORATION. The vote required to approve the amendment is a majority of the outstanding shares of Common Stock of the Company. If the amendment is approved by the stockholders, it will become effective as of the date and time a certificate of amendment is filed with the Secretary of State of the State of Delaware. Such filing will be made as soon as practicable after approval by the stockholders.

PURPOSE AND EFFECT OF THE AMENDMENT

    The Board has determined that the number of authorized shares of Common Stock should be increased to make additional shares available for issuance from time to time for stock dividends or stock splits, equity financings, acquisitions, equity compensation plans and other corporate purposes. The Board has no present agreement, understanding or plan to issue any of the additional shares for which approval is sought. If the amendment is approved by the stockholders, the Board will have the authority to issue the additional authorized shares of Common Stock without first seeking or obtaining further stockholder approval, except as may be required by applicable law.

    The additional Common Stock to be authorized would have rights identical to the currently outstanding Common Stock. Approval by the stockholders of the amendment will not have any immediate effect on the rights of existing stockholders. To the extent that the additional authorized shares are issued in the future, they will decrease the existing stockholders' percentage equity ownership and, depending on the price at which they are issued, could be dilutive to the existing stockholders. The holders of Common Stock have no preemptive rights, which means that they do not have a prior right to purchase any new issue of capital stock of the Company in order to maintain their proportionate ownership interests.

    Under certain circumstances, an increase in the authorized number of shares of a corporation's capital stock can provide management with a means of preventing or discouraging an unsolicited change of control of the corporation. Shares of authorized but unissued capital stock could (within the limits imposed by applicable law) be issued in one or more transactions which would make a change of control more difficult and therefore less likely, in that such additional shares could be used to dilute the stock ownership or voting rights of a person seeking to obtain control of a corporation. The Board has no present intention of using the additional shares for such a purpose, and is unaware of any existing plan or actions that could result in a change of control of the Company.

                          APPROVAL OF AMENDMENT TO THE
                         1993 LONG-TERM INCENTIVE PLAN
                                    (ITEM 3)

INTRODUCTION

    On February 16, 1995, the Compensation Committee of the Board of Directors, pursuant to authority expressly delegated to it by the Board of Directors, approved (subject to stockholder approval) an amendment to the Ceridian Corporation Amended and Restated 1993 Long-Term Incentive Plan (the "1993 LTIP" or the "Plan"), and authorized the submission of such amendment to the Company's stockholders for their approval. The 1993 LTIP was originally approved by the stockholders on May 12, 1993, and approved by the stockholders in its amended and restated form on May 10, 1995. The 1993 LTIP will terminate on February 3, 1999.

    The proposed amendment to the 1993 LTIP would modify the Plan provision which specifies that the amount of compensation that may be received by a participant as a result of a change of control of the Company must be less than the amount which would be considered a "parachute payment" (the "Parachute Payment Limitation") under Section 280G of the Internal Revenue Code of 1986, as amended (the "Code"). As amended, the Plan would provide that the Parachute Payment Limitation will not be imposed on change of control compensation unless such imposition would result in greater net after-tax proceeds to a Plan participant. Because the Code imposes an excise tax on change of control compensation that constitutes a parachute payment, and because a Plan participant would be solely responsible for such excise tax, retaining the Parachute Payment Limitation would tend to result in greater net after-tax proceeds in circumstances where the change of control compensation is not greatly in excess of the Parachute Payment Limitation. The proposed amendment to the 1993 LTIP would also modify certain definitions relating to change of control compensation to conform them with corresponding definitions contained in the Company's executive employment agreements.

    THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO AMEND THE 1993 LTIP. The vote required to approve the amendment to the 1993 LTIP is a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter.

    Attached to this proxy statement as Appendix A is Section 12 of the 1993 LTIP, entitled "Change of Control," as it is proposed to be amended, together with definitions contained in the Plan of terms used in Section 12. The following discussion is qualified by reference to Appendix A.

PURPOSE OF THE PROPOSED AMENDMENT

    The Compensation Committee has approved the proposed amendment on behalf of the Board and is submitting it for stockholder approval because it believes that providing for severance compensation arrangements following a change of control of the Company that are not necessarily subject to the Parachute Payment
Limitation is an appropriate and common means of supporting management as it pursues the Company's business strategies. The Company's compensation arrangements are designed so as to encourage management to aggressively pursue opportunities to increase stockholder value, and to link to a significant degree executive compensation with increases in stockholder value. To the extent that an opportunity to increase stockholder value may constitute a "change of control" as defined in the 1993 LTIP and in the Company's executive employment agreements, the Compensation Committee and the Board want to ensure that executives give full and impartial consideration to such a corporate opportunity without the distraction of concern over their personal financial security. As a result, the proposed amendment to the 1993 LTIP (and conforming amendments that the Company would expect to make in its executive employment agreements) would ensure that executives who are terminated following a change of control of the Company would receive the full benefit of their previously existing compensation arrangements. Moreover, the Compensation Committee believes that providing executives with a reasonable measure of financial security in the event of an employment termination following a change of control aids in the retention of key executives and helps to ensure that the Company's compensation programs remain competitive.

CHANGE OF CONTROL PROVISIONS CURRENTLY IN THE 1993 LTIP

    The 1993 LTIP currently provides that if a "Change of Control Termination" occurs with respect to a Plan participant, each stock option granted to such participant that has been outstanding for at least six months will immediately become exercisable in full and remain exercisable until the expiration date of the option, and each restricted stock award (including any performance restricted stock award) granted to such participant that has been outstanding for at least six months will immediately become fully vested. The Plan provides that any performance units or stock appreciation rights ("SARs"), none of which have been granted under the Plan to date, will vest or continue to vest as provided in the applicable award agreements if a Change of Control Termination occurs. The 1993 LTIP defines a "Change of Control Termination" as either of the following if it occurs within two years of a "Change of Control" of the Company:
(i) termination of a participant's employment by the Company for any reason other than the participant's willful failure to fulfill employment duties or conduct by the participant constituting a felony involving moral turpitude; or
(ii) the participant terminates employment with the Company for "Good Reason." A Change of Control Termination currently does not include termination of employment due to death, disability or retirement.

    A "Change of Control" is defined by the Plan as (1) a merger or consolidation involving the Company if less than 50 percent of the Company's voting stock after the business combination is held by persons who were stockholders before the business combination; (2) a sale of the assets of the Company substantially as an entirety; (3) ownership by a person or group acting in concert of at least 25 percent of the Company's voting securities; (4) approval by the stockholders of a plan for the liquidation of the Company; and
(5) a change in the composition of the Company's Board of Directors during any 24 month period such that persons who were members of the Board at the beginning of such 24 month period or who were elected or nominated to the Board by at least a two-thirds majority of the then-existing Board cease for any reason to constitute at least a 70% majority of the Board.

    The term "Good Reason" is defined by the Plan as a good faith determination by a Plan participant, in his or her sole and absolute judgment, that one or more of the following events has occurred after a Change of Control without the participant's express written consent: (1) a change in the participant's position or responsibilities as in effect immediately prior to the Change of Control that diminishes the participant's responsibility or authority; (2) a reduction in the participant's base salary; (3) requiring the participant to be based anywhere other than within 25 miles of the participant's job location at the time of the Change of Control; (4) the discontinuance of, or any material adverse change in, any benefit plan in which the participant participated immediately prior to the Change of Control, without replacement by a plan providing equal or greater benefits; (5) any action that would have a material adverse effect on the physical conditions existing at the time of the Change of Control in which the participant performs his or her employment duties; (6) the sale or other disposition of any Company subsidiary with which the participant has his or her primary employment duties; and (7) any material breach by the Company or one of its subsidiaries of an employment agreement with the participant.

    The 1993 LTIP currently provides, consistent with the Company's executive employment agreements, that a Plan participant will not be entitled to receive any compensation (under the 1993 LTIP and all other plans, programs, arrangements and agreements of or with the Company) which is considered to be contingent on a Change of Control ("Change of Control Compensation") to the extent such compensation would exceed the Parachute Payment Limitation. The Plan further provides that if receipt of such compensation would otherwise exceed the Parachute Payment Limitation, the participant shall have the right to designate which aspects of the compensation are to be reduced or eliminated so that the Change of Control Compensation received will not exceed the Parachute Payment Limitation.

    Section 280G of the Code generally defines a "parachute payment" as any compensation paid by a corporation to a person which is contingent on a change in the ownership or effective control of the corporation, and the present value of which is greater than or equal to three times the "base amount," which is the average annual compensation received by the person from the corporation and included in the person's gross income during the five most recent taxable years ending before the change of control. If a parachute payment is made to a person, the difference between the amount of the parachute payment and the base amount (an "excess parachute payment") is not deductible by the corporation as compensation expense for federal income tax purposes. In addition, a person receiving a parachute payment is liable for an excise tax equal to 20% of the amount of any excess parachute payment in addition to his or her liability for ordinary income tax with respect to the parachute payment.

CONTENT AND EFFECT OF THE PROPOSED AMENDMENT

    The proposed amendment provides that in the event of a Change of Control Termination, a participant will be entitled to receive whichever of the following two amounts provides the greater net after-tax proceeds: (1) all Change of Control Compensation to which the participant is entitled without regard to the Parachute Payment Limitation, or (2) all Change of Control Compensation to which the participant is entitled after taking into account the Parachute Payment Limitation. If the proposed 1993 LTIP amendment is approved by the Company's stockholders, the Company expects that conforming amendments will be made to all executive employment agreements (see the discussion on pages 28 and 29 of this proxy statement under the caption "Executive Employment Agreements").

    The proposed 1993 LTIP amendment also introduces certain defined terms that are part of the previously described change, and modifies the definitions of "Change of Control Termination" and "Good Reason" in certain respects to conform those definitions with the comparable definitions already contained in the Company's executive employment agreements. Specifically, the proposed changes to the definition of "Change of Control Termination" would expand the scope of conduct that would justify termination of a participant without triggering the right to receive Change of Control Compensation to include a broader range of unlawful acts as well as the substantial and continuing failure for at least 60 days to perform reasonably assigned duties. The proposed changes to this definition would also eliminate the reference to "retirement" as a form of termination that would not trigger the right to receive Change of Control Compensation. To the extent the definition of the term "retirement" in the 1993 LTIP refers to voluntary retirement in the traditional sense of the term, the existing reference to "retirement" as an exception to what constitutes a Change of Control Termination is superfluous. To the extent the definition of "retirement" refers to a broader range of employment termination situations, the existing reference to "retirement" in the Change of Control Termination definition is inconsistent with other definitions contained in the Change of Control provisions in the 1993 LTIP. The proposed change to the definition of "Good Reason" provides that changes to or elimination of benefit plans constitute Good Reason for termination only if the replacement plans do not, taken as a whole, provide reasonably comparable benefits.

    If the proposed amendment is approved, and if a participant receives Change of Control Compensation that is a parachute payment but is not subjected to the Parachute Payment Limitation, the participant will be liable for the 20% excise tax imposed by the Code on the amount of his or her "excess parachute payment." No Change of Control Compensation will be "grossed up" by the Company to cover the excise tax. At the same time, the Company will not be entitled to a tax deduction for the amount of any such "excess parachute payment." Given the Company's substantial net operating loss carryforwards and future tax deductions for U.S. federal income tax purposes, such non-deductibility would not be expected to financially disadvantage the Company while such carryforwards and deductions remain available. Nevertheless, the actual impact of the proposed amendment on Plan participants and the Company is not determinable because of many uncertainties, most notably if or when a Change of Control might occur and the Company's stock price at such time.

    Under certain circumstances, the proposed amendment (and the corresponding amendments expected to be made in executive employment agreements) could make an unsolicited Change of Control more expensive for a person seeking to obtain control of the Company, and arguably somewhat less likely as a result. The Compensation Committee does not believe that the adoption of the proposed amendment would be a material consideration for such a person.

SUMMARY OF THE 1993 LTIP

    SHARES TO BE AWARDED. The Plan permits the Compensation Committee to award stock options, restricted stock, SARs and performance units. Up to 6,000,000 shares of Common Stock may be the subject of awards under the Plan. Most Plan awards have been, and most future awards are expected to be, stock options, with performance restricted stock awards having been utilized to a lesser degree. No awards of SARs or performance units have been made to date under the Plan. The maximum number of shares of Common Stock that may be the subject of Plan awards to any one participant in any calendar year may not exceed 250,000 shares.

    PARTICIPANTS. Participants in the Plan are those officers and employees of the Company (and its subsidiaries and any other affiliated entity approved by the Compensation Committee) whose performance has had or can have a significant effect on the success of the Company. Approximately 900 executive and managerial level employees (including the executive officers) are eligible to participate in the Plan.

    STOCK OPTIONS. Options granted to acquire shares of Common Stock may either be incentive stock options or nonqualified stock options. The Compensation
Committee may establish the terms of each option grant, subject to certain conditions. The exercise price per share may not be less than the fair market value of a share of the underlying Common Stock on the date the option is granted. Payment of the exercise price must be in cash or by means of a "broker exercise notice," unless the Compensation Committee permits payment in shares of previously owned Common Stock. An option will generally not be exercisable within six months of its date of grant, and will expire not more than ten years after the grant date. Unless the Compensation Committee determines otherwise, an option will become exercisable as to one-third of the shares subject to the option each year following the date of grant.

    RESTRICTED STOCK. The Plan allows awards of shares of Common Stock, which may not be transferred or otherwise disposed of until transferability restrictions lapse. Restrictions generally may not lapse within six months of the date of grant. All restricted stock awards, other than those made to newly hired employees, must be "performance-based" within the meaning of Section 162(m) of the Code, meaning that the Compensation Committee must specify a performance goal and a performance period applicable to such a restricted stock award, and the shares subject to such award may not vest unless the Compensation Committee certifies that the goal for the performance period has been attained. Each performance goal specified by the Compensation Committee must be a relative or absolute measure of one or more of the following: total return to the Company's stockholders; fully diluted earnings per share for the Company; or earnings before interest and taxes, return on equity or invested capital, or revenue growth for the Company or a specified subsidiary or division of the Company. If a restricted stock award without performance conditions attached is made to a newly hired employee, the Plan provides that the shares may vest only over a period of at least three years from the date of grant. While restrictions on transferability remain in effect, a participant has the right to vote the stock and, unless the Compensation Committee provides otherwise, to receive any dividends or distributions with respect thereto. If employment terminates while restrictions on transferability remain in effect, shares still subject to the restrictions are forfeited.

    STOCK APPRECIATION RIGHTS AND PERFORMANCE UNITS. An SAR entitles the recipient to receive a payment from the Company, in the form of cash, Common Stock or both, equal to the difference between the market value of the number of shares of Common Stock covered by the SAR as of the exercise date and the exercise price of the SAR. The terms of an SAR award shall be as determined by the Compensation Committee, subject to certain Plan requirements similar to those applicable to stock options. Performance units may be awarded on such terms and conditions as the Compensation Committee may specify. Upon satisfaction of applicable terms and conditions, performance units may be payable in cash, shares of Common Stock or some combination thereof in the Compensation Committee's discretion.

    ADMINISTRATION OF THE PLAN. The Plan is administered by the Compensation Committee, which may interpret the Plan, establish rules for the Plan's administration, determine the terms and conditions of incentive awards to be made under the Plan (subject to the limitations expressed therein), modify the terms of outstanding awards to the extent permitted by the Plan, and delegate such authority to directors or officers of the Company as permitted by applicable law, except that no such authority may be delegated with respect to participants who are executive officers. The Plan specifically precludes the Compensation Committee from accelerating the exercisability of stock options or the vesting of restricted stock, except in the case of death, disability or retirement, and except to the extent the exercise of such discretion does not, in the aggregate over the life of the Plan, affect more than 3% of the shares authorized for issuance under the Plan. The Plan also specifically precludes the Compensation Committee from repricing "underwater" stock options. The Compensation Committee may allow a participant to elect to receive some or all of the participant's annual bonus in the form of nonqualified stock options or shares of Common Stock rather than in cash.

    AMENDMENT OF THE PLAN. The Board may amend the Plan in such respects as is deemed advisable, subject to the need for stockholder approval if required pursuant to Rule 16b-3 under the Securities Exchange Act of 1934 ("Exchange Act"), Section 422 of the Code or the rules of the New York Stock Exchange ("NYSE").

    SHARE ADJUSTMENTS.    If there  is  any  material change  in  the  corporate
structure or shares of Common Stock, including as a result of a merger or consolidation, the Compensation Committee (or the board of the surviving corporation) shall make appropriate adjustments in the aggregate number and kind of securities subject to awards under the Plan and in the number of shares and purchase price per share, if any, under any awards outstanding under the Plan. If all or any portion of an award terminates unexercised or unvested, or if all or any portion of an award is settled or paid in cash or any form other than Common Stock, then the shares subject to such an award will automatically become available for reissuance under the Plan.

    EFFECT OF TERMINATION OF EMPLOYMENT. If a participant's employment is terminated by reason of death or disability, each stock option award immediately becomes fully exercisable but any restricted stock award (or portion thereof) that has not yet vested will be forfeited. If a participant retires, a stock option will continue for its full term and become exercisable as originally scheduled, but any restricted stock award (or portion thereof) that has not yet vested will be forfeited. The consequences of an employment termination that constitutes a Change of Control Termination are discussed above. If a participant's employment terminates for any other reason, options that are then exercisable will continue to be exercisable for 90 days after termination (unless termination is for cause), but shares of restricted stock not yet vested are forfeited. Treatment of performance units and SARs upon termination of employment will be as provided in the applicable award agreement.

    NON-TRANSFERABILITY  OF  AWARD.   No  award granted  under  the Plan  may be
transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

TAX INFORMATION REGARDING STOCK OPTION AWARDS
    The following is a summary of the general effect of U.S. federal income taxation upon an optionee and the Company with respect to the grant and exercise of options under the Plan and the subsequent sale of shares. This summary does not discuss the income tax laws of any state or foreign country in which an optionee may reside.

    An optionee will not incur any federal income tax liability when an incentive stock option ("ISO") or a nonqualified stock option is granted or becomes exercisable. When a nonqualified option is exercised, the optionee will generally recognize ordinary income equal to the difference between the fair market value of the shares at the time of exercise and the aggregate exercise price. This income will be subject to tax withholding by the Company, which will be entitled to a tax deduction in an amount equal to the income recognized. Upon resale of such shares by the optionee, any difference between the sale price and the fair market value of the shares at the time the option was exercised will be treated as capital gain or loss.

    Generally, an optionee will not incur federal income tax liability as the result of an exercise of an ISO. However, except in the case of death or disability, if an ISO is exercised more than three months after an optionee's termination of employment (a "disqualifying exercise"), the optionee will recognize ordinary income equal to the difference between the fair market value of the shares on the date of exercise and the aggregate exercise price. When the shares acquired upon exercise of an ISO are sold, the optionee will be taxed on the difference between the sale price and the exercise price. If such a sale does not occur within two years of the date the ISO was granted or within one year of the date it was exercised, then any gain will be treated as long-term capital gain. If such a sale occurs within either of the time periods specified in the preceding sentence (a "disqualifying disposition"), then the portion of the optionee's gain equal to the difference between the fair market value of the stock on the date of exercise (or, if less, the selling price) and the exercise price will be treated as ordinary compensation income, while the balance of any gain would be treated as capital gain. The Company is generally not entitled to a deduction as the result of the grant or exercise of an ISO. However, if the optionee recognizes ordinary income as the result of a disqualifying exercise or disposition, the Company is entitled to a deduction in an equivalent amount.

                                APPROVAL OF THE
                    1996 DIRECTOR PERFORMANCE INCENTIVE PLAN
                                    (ITEM 4)

INTRODUCTION

    On February 16, 1996, the Governance Committee of the Board of Directors, pursuant to authority expressly delegated to it by the Board of Directors, approved (subject to stockholder approval) the 1996 Director Performance Incentive Plan (the "DPIP"), and authorized the submission of the DPIP to the Company's stockholders for their approval. The DPIP is intended not only to replace the Company's 1993 Non-Employee Director Stock Plan, which expired in February 1996, but also to replace the Directors' Retirement Plan, which will be terminated if the DPIP is approved. If the DPIP is approved and the Directors' Retirement Plan terminated, directors who have accrued the maximum 48 quarters of benefits under the Directors' Retirement Plan will receive the present value of their accrued retirement plan benefit in the form of a grant under the DPIP of shares of Common Stock. Directors who have not accrued the maximum quarters of benefits under the Directors' Retirement Plan will receive the present value of their accrued retirement plan benefit in the form of a grant under the DPIP of shares of Common Stock, and will also receive a restricted stock award under the DPIP intended to transition them from participation in the Directors' Retirement Plan to the stock-based compensation formulation for future directors reflected in the DPIP.

    The Governance Committee believes that the DPIP will advance the interests of the Company and its stockholders by (i) increasing the stock-based portion of outside director compensation, thereby more closely aligning the interests of directors with the interests of the Company's stockholders, and (ii) providing an additional means by which the Company can attract and retain experienced and knowledgeable people to serve as directors. Moreover, by terminating the Directors' Retirement Plan in connection with approval of the DPIP, the Governance Committee and the Board as a whole seek to minimize the importance of length of service in determining outside directors' compensation. THE BOARD THEREFORE RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE 1996 DIRECTOR PERFORMANCE INCENTIVE PLAN. The vote required to approve the DPIP is a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter.

SUMMARY OF THE 1996 DIRECTOR PERFORMANCE INCENTIVE PLAN

    The following summary of the principal features of the DPIP is qualified by reference to the full text of the DPIP, which is attached to this proxy statement as Appendix B.

    SHARES AVAILABLE UNDER THE DPIP. Up to 125,000 shares of Common Stock may be the subject of awards under the DPIP, which may be in the form of stock options, restricted stock or, in connection with the termination of the Directors' Retirement Plan and the settlement of accrued benefits thereunder, shares of Common Stock not subject to any restrictions. The shares of Common Stock issuable under the DPIP may be either authorized but unissued shares or treasury shares. If there is any material change in the corporate structure or shares of Common Stock, such as in connection with a merger, recapitalization, stock split, stock dividend or other extraordinary dividend (including a spin-off), the aggregate number and kind of securities subject to award under the DPIP, the number of shares issuable upon the exercise of options and the exercise price of options will be appropriately adjusted to prevent dilution or enlargement of rights of participants. If any option award terminates without having been exercised in full, or if all or any portion of a restricted stock award is forfeited by any participant, then unexercised or unvested shares subject to such an award will automatically again become available for issuance under the DPIP.

    ELIGIBILITY.   All  directors of  the Company who  are not  employees of the
Company or its subsidiaries are eligible to participate in the DPIP.

    OPTION GRANTS. An annual grant of an option to purchase 1,500 shares of Common Stock will be made automatically to each eligible director on the date the director is elected or re-elected to the Board by the stockholders of the Company, beginning May 8, 1996. The exercise price per share of each option granted under the DPIP will be 100% of the fair market value of the underlying Common Stock on the date the option is granted. Payment of the exercise price must be in cash or by means of a "broker exercise notice." An option granted under the DPIP will become exercisable in full six months after its date of grant, and will expire 10 years from its date of grant.

    RESTRICTED STOCK GRANTS. A one-time award of shares of Common Stock, subject to the restrictions described below, will be made to each future outside director when such director is first elected or appointed to the Board. The number of shares subject to such an award will be determined by dividing an amount equal to four times the dollar value of the then current annual retainer for an outside director by the average closing price of a share of Common Stock on the NYSE for the ten trading days prior to the effective date of the individual's election or appointment to the Board, rounded to the nearest 100 shares. A one-time transitional award of a smaller number of shares of restricted stock under the DPIP will also be made to each current outside director who has not yet accrued the maximum 48 quarters of benefits under the Directors' Retirement Plan, such award to be effective as of the date the DPIP is approved by the Company's stockholders. The number of shares subject to such a transitional award will be determined by first utilizing the formula described earlier in this paragraph (using the ten trading days prior to May 8, 1996), and multiplying that result by a fraction, the denominator of which is 48 and the numerator of which is the number of whole and partial calendar quarters from July 1, 1996 through the earlier of (i) the twelfth anniversary of the director's initial election or appointment to the Board, or (ii) the date of the first annual meeting of stockholders after the director reaches the Board's mandatory retirement age of 70. Current directors who have accrued 48 quarters of benefits under the Directors' Retirement Plan will not receive a transitional restricted stock award under the DPIP.

    The DPIP provides that shares of Common Stock subject to a restricted stock award may not be transferred or otherwise disposed of until restrictions on such actions lapse. Such restrictions will ordinarily lapse over a five year period, with 20% of the shares subject to an award vesting on each anniversary of the date of grant. If, however, a current director who is to receive a transitional restricted stock award is within five years of either completing 48 quarters of service on the Board or the mandatory retirement date from the Board, such director's transitional award will vest ratably over the number of years remaining until the earlier of those two events. Prior to the vesting of restricted shares, a director has the right to vote such shares and, unless the Governance Committee provides otherwise, to receive any dividends or distributions with respect thereto.

    SHARE AWARDS IN LIEU OF RETIREMENT BENEFITS. The DPIP provides that in connection with the termination of the Directors' Retirement Plan, each current director will receive the discounted present value of his or her accrued benefit under the Directors' Retirement Plan in shares of Common Stock. The number of shares to be received by each director will be determined by dividing the discounted present value of that director's accrued retirement plan benefit by the average closing price of a share of Common Stock on the NYSE for the ten trading days prior to May 8, 1996. The shares to be received will not be subject to any restrictions on transferability, nor to any risk of forfeiture.

    TERMINATION OF SERVICE AS A DIRECTOR. If a participant's service as a director is terminated due to death or disability, all outstanding options then held by the director will become exercisable in full and will remain exercisable for the remainder of their terms, and any restricted stock award then held by the director will become fully vested. If a director voluntarily resigns from the Board, shares of restricted stock not yet vested will be forfeited and outstanding options then held by the director will remain exercisable for three months to the extent they were exercisable as of such resignation. If a participant's service as a director terminates for any other reason, the director's outstanding options that are then exercisable will remain exercisable for the remainder of their terms, the portion of the director's shares of restricted stock that was scheduled to vest on the next vesting date following the date of termination will immediately vest, but options not yet exercisable and other shares of restricted stock not yet vested will be forfeited.

    ADMINISTRATION OF THE DPIP. The DPIP will be administered by the Governance Committee. The Governance Committee will have no discretion or authority to determine eligibility to participate in the DPIP, the number of shares of Common Stock to be subject to awards under the DPIP, or the timing, pricing or other terms and conditions of such awards.

    AMENDMENT OF THE DPIP. The Board of Directors may amend the DPIP in such respects as is deemed advisable, subject to the need for stockholder approval if required pursuant to Rule 16b-3 under the Exchange Act, Section 422 of the Code or the rules of the NYSE.

    NON-TRANSFERABILITY  OF  AWARD.   No  award granted  under  the DPIP  may be
transferred by a participant for any reason or by any means, except by will or by the laws of descent and distribution.

    TERM OF THE DPIP. The DPIP will be deemed effective as of May 8, 1996 if approved by the Company's stockholders, and awards under the DPIP may be made until May 31, 2001. If the DPIP is not approved by the stockholders, no awards under the DPIP will become effective and the Directors' Retirement Plan will not be terminated.

TAX INFORMATION REGARDING STOCK OPTION AWARDS

    The federal income tax consequences for participating directors and for the Company of grants and exercises of options awarded under the DPIP, and of subsequent sales of Common Stock obtained through the exercise of such options, are the same as the tax consequences associated with nonqualified options awarded under the 1993 LTIP as described on page 14 under the caption "Tax Information Regarding Stock Option Awards."

AWARDS UNDER THE 1996 DIRECTORS PERFORMANCE INCENTIVE PLAN

    As of the date of this proxy statement, no awards have been made under the DPIP. If the DPIP is approved by the Company's stockholders, each of the eight current outside directors will receive DPIP awards effective May 8, 1996. The following table summarizes awards that would be made under the DPIP as of May 8, 1996, assuming approval of the DPIP and the termination of the Directors' Retirement Plan, and assuming that the average closing price of a share of Common Stock on the NYSE for the ten trading days prior to May 8, 1996 is $45.00.

                               NEW PLAN BENEFITS
                    1996 DIRECTOR PERFORMANCE INCENTIVE PLAN

                                    PRESENT VALUE OF    SHARES RECEIVED IN      TRANSITIONAL        SECURITIES
                                   ACCRUED RETIREMENT     LIEU OF ACCRUED     RESTRICTED STOCK  UNDERLYING OPTIONS
              NAME                 PLAN BENEFIT($)(1)  RETIREMENT BENEFIT(#)     AWARD (#)              (#)
---------------------------------  ------------------  ---------------------  ----------------  -------------------
Ruth M. Davis....................     $    172,076               3,824                 --                1,500
Allen W. Dawson..................          150,924               3,354                167(2)             1,500
Richard G. Lareau................          172,076               3,824                 --                1,500
George R. Lewis..................           36,308                 807              1,708(3)             1,500
Charles Marshall.................          119,388               2,653                500(4)             1,500
Carol J. Uhrich..................           36,308                 807              1,708(3)             1,500
Richard W. Vieser................          131,657               2,926                333(5)             1,500
Paul S. Walsh....................           91,732               2,038              1,167(3)             1,500

------------------------
(1) The present value, using an 8% discount rate, of accrued benefits commencing immediately upon termination of the Directors' Retirement Plan.

(2) Would vest on May 8, 1997.

(3) Would vest in 20% increments on May 8, 1997-2001.

(4) Would vest in 33 1/3% increments on May 8, 1997-1999.

(5) Would vest in 50% increments on May 8, 1997 and 1998.

                                APPROVAL OF THE
                          EMPLOYEE STOCK PURCHASE PLAN
                                    (ITEM 5)

INTRODUCTION

    The Board of Directors adopted the Ceridian Corporation Employee Stock Purchase Plan (the "ESPP") on June 29, 1995, and reserved 500,000 shares of Common Stock for issuance thereunder. At the Annual Meeting, stockholders are being requested to approve the ESPP in accordance with the requirements of
Section 423 of the Code.

    The purpose of the ESPP is to advance the interests of the Company and its stockholders by providing employees of the Company and its designated subsidiaries with the opportunity to purchase Common Stock on favorable terms through regular payroll deductions. The ESPP is intended to qualify as an employee stock purchase plan within the meaning of Section 423 of the Code. THE BOARD RECOMMENDS THAT THE STOCKHOLDERS VOTE FOR THE PROPOSAL TO APPROVE THE EMPLOYEE STOCK PURCHASE PLAN. The vote required to approve the ESPP is a majority of the shares of Common Stock represented in person or by proxy at the Annual Meeting and entitled to vote on the matter.

SUMMARY OF THE EMPLOYEE STOCK PURCHASE PLAN

    The following summary of the principal features of the ESPP is qualified by reference to the full text of the ESPP, which is attached to this proxy statement as Appendix C.

    ELIGIBILITY TO PARTICIPATE. Any employee of the Company or one of its designated subsidiaries is eligible to participate in the ESPP during any offering period if he or she was so employed on the last day of the calendar month preceding that offering period, and was not at that time on long-term disability or unpaid leave status. Executive officers of the Company, including those listed on page 24 of this proxy statement, were not eligible to participate in the ESPP until the March 16 - June 15, 1996 offering period, and their ability to purchase shares of Common Stock at the end of that offering period is conditioned on prior stockholder approval of the ESPP. Eligible employees become participants in the ESPP by submitting to the Company an enrollment form by the last business day of the month preceding the applicable offering period. Because participation in ESPP is voluntary, and one's level of participation is a matter of personal choice, future purchases under the ESPP are not determinable.

    PURCHASES UNDER THE ESPP. Shares of Common Stock will be purchased on behalf of ESPP participants approximately five business days after the end of each offering period, using payroll deductions that have accumulated during the preceding offering period. The offering periods are three months long and begin on March 16, June 16, September 16, and December 16 each year. The per share purchase price under the ESPP is 85% of the lesser of the closing price on the NYSE of a share of Common Stock on the first day or last day of an applicable offering period.

    RIGHTS TO PURCHASE SHARES. As of the first day of each offering period, each participant is granted the right to purchase as many whole and fractional shares of Common Stock as his or her payroll deductions during that offering period will purchase at the price described earlier, but not to exceed a number of shares equal to $6,250 divided by the fair market value of a share of Common Stock on the first day of the offering period. Subject to that limitation, the number of shares purchased at the end of an offering period is determined by dividing a participant's payroll deductions during that offering period by the purchase price. Participants may not transfer or otherwise dispose of their rights or the amount of their payroll deductions under the ESPP.

    PAYROLL DEDUCTIONS. Shares may be purchased under the ESPP only with payroll deductions; no separate cash payments may be utilized. Participants designate on their enrollment forms the amount of money they want deducted from each paycheck to purchase Common Stock under the ESPP. The minimum payroll deduction permitted is $25 per month, and the maximum permitted is $5,312.50 (85% of $6,250) per offering period. No interest is paid on payroll deductions between the time the money is withheld from a participant's paycheck and the time the money is used to purchase Common Stock. Payroll deduction amounts may be increased, decreased or suspended as of the beginning of the next offering period if a change form is submitted to the Company by the last business day of the month preceding the applicable offering period. Once begun, payroll deductions in the amount specified will continue during each succeeding offering period until the participant changes the amount in the manner provided above, withdraws from the ESPP, or the Company terminates the ESPP.

    WITHDRAWAL FROM THE ESPP. A participant may withdraw from the ESPP at any time by providing written notice to the Company, and will receive a refund of payroll deductions not already used to purchase Common Stock. A participant will be deemed to have withdrawn from the ESPP if he or she suspends all payroll deductions to the ESPP for four consecutive offering periods, or if, for any reason, his or her net pay each payday after deductions not related to the ESPP becomes less than the amount designated to be deducted each payday for contribution to the ESPP. Any participant who has withdrawn from the ESPP but remains eligible to participate in the ESPP may re-enroll in the ESPP in the manner described earlier (although executive officers may be subject to additional restrictions under Rule 16b-3 under the Exchange Act).

    TERMINATION OF EMPLOYMENT. Termination of a participant's employment for any reason, including retirement or death, will immediately terminate participation in the ESPP. Payroll deductions credited to such participant's ESPP account that have not already been used to purchase Common Stock will be returned to the participant or his or her beneficiaries.

    SHARES AVAILABLE UNDER THE ESPP. The shares of Common Stock to be purchased under the ESPP may be either authorized but unissued shares or treasury shares. If there is any change in the number of outstanding shares of Common Stock as the result of a stock split, consolidation of shares, stock dividend (including a spin-off) or similar transaction, the aggregate number of securities available for purchase under the ESPP, the number of shares each ESPP participant has the right to purchase during the current offering period and the purchase price of those shares will be appropriately adjusted. If the Company is the surviving corporation in a merger or other reorganization, similar equitable adjustments will be made. If the Company is not the surviving corporation in such a transaction, the ESPP will terminate unless provision is made in connection with that transaction for the ESPP to continue on substantially similar terms.

    ADMINISTRATION OF THE ESPP. The ESPP is administered by the Compensation Committee, which has the authority to interpret the ESPP, to establish rules and make determinations regarding the ESPP, and to delegate such authority to directors or officers of the Company in accordance with applicable law.

    AMENDMENT AND TERMINATION OF THE ESPP. The Board of Directors may, in its discretion, amend or terminate the ESPP at any time, except that no such amendment may (i) adversely affect previously granted rights to purchase Common Stock without the consent of the participant(s) affected; (ii) cause the ESPP to fail to meet the requirements of Section 423 of the Code; or (iii) be made without stockholder approval if required pursuant to Rule 16b-3 under the Exchange Act, Section 423 of the Code or the rules of the NYSE. If the ESPP is terminated, all payroll deductions not already used to purchase Common Stock will be refunded and all outstanding rights to purchase Common Stock will be canceled.

TAX INFORMATION REGARDING THE ESPP

    Because the ESPP is intended to comply with Section 423 of the Code, a participant will not realize any taxable income when he or she is granted the right at the beginning of an offering period to purchase shares, or when he or she purchases shares at the end of an offering period. The federal income tax consequences a participant realizes when he or she disposes of shares purchased through the ESPP depend on how long the participant kept the shares before disposing of them.

    If a participant sells the shares two or more years after the first day of the applicable offering period, then at that time the participant will recognize as ordinary income the lesser of (i) the difference between the fair market value of the shares on the date of sale and the amount the participant paid for the shares, or (ii) 15% of the fair market value of the shares on the first day of the applicable offering period. If the shares are sold within this two year holding period, then the participant will recognize as ordinary income an amount equal to the difference between the fair market value of the shares on the last day of the applicable offering period and the amount the participant paid for the shares. In either case, in addition to the amount recognized as ordinary income, a participant may recognize a capital gain or loss in an amount equal to the difference between (a) the amount received from the sale of the shares and
(b) the sum of the amount paid for the shares and the amount recognized as ordinary income.

    The Company is not entitled to a deduction for amounts taxed to a participant as ordinary income or capital gain, except for ordinary income recognized by a participant as a result of selling shares within the two year holding period described above.

            COMPENSATION COMMITTEE REPORT ON EXECUTIVE COMPENSATION

    The Company's Compensation Committee is comprised solely of outside directors and is responsible for establishing and administering the compensation program for the senior executive officers of the Company. The Company's compensation program is designed to be competitive with other well-managed companies with which the Company competes for executives, to reward superior performance with superior levels of compensation, and to more closely align the interests of senior management with the interests of the Company's stockholders.

    The three components in the Company's executive compensation program are base salary, annual incentive bonus and long-term incentive compensation. With the addition in 1994 of performance restricted stock awards (described below) to the long-term incentive component, the target mix of total compensation is 20% to 40% base salary, with the balance consisting of performance-based variable components (annual incentive bonus and long-term incentive compensation). Greater weight is generally given to performance-based compensation at higher levels of responsibility within the Company. Performance goals for incentive compensation plans are determined by the Compensation Committee in conjunction with the Board's approval of the Company's strategic and operating plans.

    Information regarding competitive compensation levels and practices for positions comparable to executive officer positions within the Company is obtained by the Compensation Committee from nationwide compensation survey information collected and evaluated by independent consulting firms, and advice from an independent, nationally recognized compensation consulting firm. As a result, comparative compensation information is drawn from a broader range of companies than those included in the industry indices contained in the performance graph on page 23, and not all of the companies included in the performance graph indices are included in the surveys utilized. Based on this information, the Compensation Committee generally targets base salary and total cash compensation (salary plus annual bonus) for each executive officer position to fall in a range between the 50th and 75th percentiles of the relevant compensation marketplace, although base salary and total cash compensation may fall outside this range if the Compensation Committee believes individual circumstances warrant.

    SALARY. The annual determination of an individual officer's salary with respect to the prescribed target range is based on a subjective assessment by the Compensation Committee of the responsibilities of the position, competitive practice and the performance, experience and current salary of the executive filling the position. The 1995 base salaries for executive officers were generally within or slightly below the targeted range.

    ANNUAL INCENTIVE BONUS. The annual incentive program provides yearly cash bonuses to executive officers, although the Compensation Committee may, in its discretion, permit individuals to elect to receive part or all of their annual bonus in the form of stock options rather than cash. The annual determination of an individual officer's target bonus, expressed as a percentage of base salary, is based on a subjective assessment by the Compensation Committee of the same factors considered with respect to determining salaries, and the Compensation Committee's philosophy regarding performance-based compensation. The 1995 target bonus percentages for executive officers were calculated to deliver total cash compensation generally within or slightly below the targeted range.

    For 1995, target bonus percentages for executive officers other than Mr. Perlman ranged from 35% to 55% of base salary, with the maximum possible bonus one and one-half times the target amount and the threshold bonus one-half of the target amount. Of the total potential annual bonus, 80% consisted of a financial component. For staff officers, the financial component consisted of a requirement that the Company achieve a specified level of earnings per share ("EPS") during 1995. For executive officers assigned to operating units, one-fourth of the financial component consisted of the same Company EPS requirement and the balance consisted of a requirement that the operating unit achieve a specified level of pre-tax earnings, except that in the case of Ceridian Employer Services ("CES"), any payment of the operating unit financial component at a level above target was based on a requirement that CES satisfy criteria relating to reinvestment in the business. Payments of the financial component of the annual bonus can be made at, above or below the target percentages depending on whether the financial performance of the Company (and, if applicable, the business unit to which the executive is assigned) met, exceeded or fell short of the applicable targeted financial goal. The targeted financial component of the annual bonus would be payable if budgeted earnings were achieved, but no bonus would be payable if the earnings threshold amount were not achieved. The Compensation Committee retains discretion to exclude the financial impact of unusual or extraordinary events from the calculation of the financial component of annual bonuses, and in 1995 excluded the impact of fourth quarter charges related to the Company's acquisition of Comdata.

    The 20% non-financial component of the annual bonus was based on the Compensation Committee's subjective assessment of the executive officer's individual performance in the areas of quality improvement and fostering work force diversity. For 1995, payment of the financial and non-financial components of the annual incentive program ranged from below target to superior for the executive officers, resulting in bonus payments for executive officers other than Mr. Perlman ranging between 30% and 82.5% of base salary.

    The   Compensation  Committee  also  retains  discretion  to  supplement  an officer's annual incentive bonus if, in its judgment, such an action is warranted in individual circumstances. In 1995, such supplemental bonuses were paid to three executive officers.

    LONG-TERM INCENTIVES. Long-term incentives for executive officers consist of stock options, awarded annually, and shares of performance restricted stock. Based on information gathered from compensation surveys and the Company's independent compensation consultant, the Compensation Committee generally targets annual option awards for each executive officer position to fall between the 50th and 75th percentiles of the relevant compensation marketplace. The annual determination of an individual officer's option award within the range prescribed for his or her position is based on a subjective assessment by the Compensation Committee of the responsibilities of the position and the performance and experience of, and past option awards made to, the individual. For 1995, option awards were generally near or somewhat above the upper end of the targeted range. The Company's 1993 Long-Term Incentive Plan prohibits the repricing of stock options.

    As to the performance restricted stock, all shares awarded will vest only if the Company's total return to stockholders over performance periods of two, three and four years is at least in the 90th percentile of all companies in the S&P 500. Fifty percent of the shares will vest if the Company's total return to stockholders is at least in the 75th percentile, twenty-five percent will vest if the Company's total return is at least in the 60th percentile, and no shares will vest if total return is less than the 60th percentile. Shares which do not vest by the end of the final performance period are forfeited. The determination of an officer's performance restricted stock award is primarily a function of the total compensation range targeted for his or her position and the expected value of the other elements of his or her compensation package, with 60th percentile total return performance generally expected to result in total compensation at or near the upper end of the targeted compensation range for the position, and 75th and 90th percentile total return performance generally expected to result in total compensation in excess of the upper end of the targeted range. The 1993 LTIP requires that restricted stock awards may be made to existing employees only if the vesting of such awards is conditioned on the satisfaction of specified performance conditions, such as those described above.

    CHANGE OF CONTROL COMPENSATION. As discussed on page 10 under the caption "Purpose of the Proposed Amendment," the Compensation Committee has approved an amendment to the change of control provisions in the Company's 1993 LTIP and executive employment agreements so as to permit the payment of Change of Control Compensation in an amount in excess of the "parachute payment" limit specified in Section 280G of the Code, unless retention of that limit would result in greater net after-tax proceeds to an individual. The Compensation Committee has recommended that the stockholders approve the amendment to the 1993 LTIP for the reasons discussed in that portion of the proxy statement.

    CHIEF EXECUTIVE OFFICER COMPENSATION. Mr. Perlman's base salary during 1995 was $650,000, an 8.3% increase from the previous year, and was within the targeted range. Mr. Perlman's 1995 annual bonus was determined based solely on the Company's EPS, and amounted to 97.5% of base salary as compared to a target of 65%, reflecting superior earnings performance for the Company during 1995 after adjustment for charges related to the Comdata acquisition. During 1995, Mr. Perlman was also granted a stock option for 80,000 shares. Mr. Perlman's salary, annual bonus target percentage and long-term incentive compensation are determined by the Compensation Committee in accordance with the practices described above and reflect the Committee's desire to increasingly orient his compensation toward performance-based components. These determinations are made in conjunction with a review of competitive compensation data with the Company's independent consultant and are based primarily on the outside directors' evaluation of Mr. Perlman's performance, the Company's performance, and the Company's stock price performance, all of which were considered outstanding. No specific weighting is assigned to the factors considered by the Compensation Committee.

    DEDUCTIBILITY OF EXECUTIVE COMPENSATION. Section 162(m) of the Code limits to $1 million the tax deduction for annual compensation paid to each of the executive officers named on page 24 unless certain requirements are met. One of these requirements is that compensation over $1 million be based on the Company's attainment of performance goals approved by its stockholders. While the Company has satisfied these requirements with respect to compensation in the form of stock options, all other forms of compensation are subject to this $1 million limit. In 1995, only Mr. Perlman exceeded this limit, and the Company was unable to deduct the amount of his compensation in excess of that amount. While the Compensation Committee supports the philosophy that a significant portion of the total compensation provided to an executive should be performance-based, it also believes that it is important for it to retain the flexibility to tailor the compensation program in the manner it believes most beneficial to the Company. Moreover, the non-deductible amount of compensation paid in 1995 was not material to the Company, nor does such non-deductibility financially disadvantage the Company at the present time given the Company's substantial net operating loss carryforwards and future tax deductions for U.S. federal income tax purposes.

February 29, 1996  Compensation and Human Resources Committee

                                          Charles Marshall, Chairman
                                          Carole J. Uhrich
                                          Paul S. Walsh

                         STOCK PRICE PERFORMANCE GRAPH

    The graph below compares the cumulative total return during the period 1991-1995 for the Company's Common Stock, the S&P 500 Index, the S&P Computer Software and Services Index and the S&P Electronics-Defense Index. This graph assumes the investment of $100 in the Company's Common Stock, the S&P 500 Index and each of the industry indices on December 31, 1990, and the reinvestment of all dividends as and when distributed. Included in the dividends reinvested is the 1992 dividend distribution by the Company to its stockholders of all of the common stock of the Company's former computer systems subsidiary, Control Data Systems, Inc. For purposes of this graph, it is assumed that the shares of Control Data Systems stock were received on the September 1, 1992 ex-dividend date, sold at the closing market price on that date, and the proceeds reinvested in shares of Ceridian Common Stock at the closing market price on that date.

                COMPARISON OF FIVE YEAR CUMULATIVE TOTAL RETURN
         (CERIDIAN CORPORATION, THE S&P 500 INDEX AND INDUSTRY INDICES)

EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

               CERIDIAN          S&P COMPUTER SOFTWARE         S&P ELECTRONICS      S&P 500 INDEX
             CORPORATION             AND SERVICES                 (DEFENSE)
1990                 100.00                         100.00                 100.00            100.00
1991                 122.54                         152.45                 140.02            130.47
1992                 200.10                         180.54                 144.90            140.41
1993                 249.30                         230.42                 189.48            154.56
1994                 352.63                         272.37                 183.77            156.60
1995                 541.24                         382.77                 365.71            215.45

                                                                      APPENDIX A

                              CERIDIAN CORPORATION
               AMENDED AND RESTATED 1993 LONG-TERM INCENTIVE PLAN
                                 ("1993 LTIP")
              CHANGE OF CONTROL PROVISIONS AND RELATED DEFINITIONS

12. CHANGE OF CONTROL.

    12.1 DEFINITIONS. For purposes of this Section 12, the following definitions will be applied:

        (a) "BENEFIT PLAN" means any formal or informal plan, program or other arrangement heretofore or hereafter adopted by the Company or any Subsidiary for the direct or indirect provision of compensation to the Participant (including groups or classes of participants or beneficiaries of which the Participant is a member), whether or not such compensation is deferred, is in the form of cash or other property or rights, or is in the form of a benefit to or for the Participant.

        (b) "CHANGE OF CONTROL" means any of the following events:

           (i) a merger or consolidation to which the Company is a party if the individuals and entities who were stockholders of the Company immediately prior to the effective date of such merger or consolidation have beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) of less than 50% of the total combined voting power for election of directors of the surviving corporation immediately following the effective date of such merger or consolidation;

           (ii) the direct or indirect beneficial ownership (as defined in Rule 13d-3 under the Exchange Act) in the aggregate of securities of the Company representing 25% or more of the total combined voting power of the Company's then issued and outstanding securities by any person or entity, or group of associated person or entities acting in concert;

          (iii) the sale of the properties and assets of the Company, substantially as an entirety, to any person or entity which is not a wholly-owned subsidiary of the Company;

          (iv) the stockholders of the Company approve any plan or proposal for the liquidation of the Company; or

           (v) a change in the composition of the Board at any time during any consecutive 24 month period such that the "Continuity Directors" cease for any reason to constitute at least a 70% majority of the Board. For purposes of this clause, "Continuity Directors" means those members of the Board who either (1) were directors at the beginning of such consecutive 24 month period, or (2) were elected by, or on the nomination or recommendation of, at least a two-thirds majority of the then-existing Board of Directors.

        (c) "CHANGE OF CONTROL COMPENSATION" means any payment or benefit (including any transfer of property) in the nature of compensation, to or for the benefit of a Participant under this Plan or any Other Agreement or Benefit Plan, which is considered to be contingent on a Change of Control for purposes of Section 280G of the Code.

        (d)   "CHANGE  OF  CONTROL   TERMINATION"  means,  with   respect  to  a
    Participant, any of the following events occurring within two years after a Change of Control:

           (i) Termination of the Participant's employment with the Company and all of its Subsidiaries for any reason other than (A) fraud, (B) theft or embezzlement of Company or Subsidiary assets, (C) intentional violations of law involving moral turpitude, or (D) the substantial and continuing failure by the Participant to satisfactorily perform his or her duties as reasonably assigned to the Participant for a period of 60 days after a written demand for such satisfactory performance which specifically identifies the manner in which it is alleged the Participant has not satisfactorily performed such duties; or

           (ii) Termination of employment with the Company and all of its Subsidiaries by the Participant for Good Reason.

A Change of Control Termination shall not include a termination of employment by reason of death or Disability.

        (e) "GOOD REASON" means a good faith determination by the Participant, in the Participant's sole and absolute judgment, that any one or more of the following events has occurred, without the Participant's express written consent, after a Change of Control:

           (i) A change in the Participant's reporting responsibilities, titles or offices as in effect immediately prior to the Change of Control, or any removal of the Participant from, or any failure to re-elect the Participant to, any of such positions, which has the effect of diminishing the Participant's responsibility or authority; or

           (ii)  A  reduction  by  the  Company  or  its  Subsidiaries  in   the
       Participant's base salary as in effect immediately prior to the Change of Control or as the same may be increased from time to time thereafter; or

          (iii) The Company or its Subsidiaries requiring the Participant to be based anywhere other than within twenty-five miles of the Participant's job location at the time of the Change of Control; or

          (iv) Without replacement by plans, programs, or arrangements which, taken as a whole, provide benefits to the Participant at least reasonably comparable to those discontinued or adversely affected, (A) the failure by the Company or its Subsidiaries to continue in effect, within its maximum stated term, any pension, bonus, incentive, stock ownership, purchase, option, life insurance, health, accident, disability, or any other employee compensation or benefit plan, program or arrangement, in which the Participant is participating immediately prior to a Change of Control; or (B) the taking of any action by the Company or its Subsidiaries that would materially adversely affect the Participant's participation or materially reduce the Participant's benefits under any of such plans, programs or arrangements; or

           (v) The failure by the Company or its Subsidiaries to provide office space, furniture, and secretarial support at least comparable to that provided to the Participant immediately prior to the Change of Control, or the taking of any similar action by the Company or its Subsidiaries that would materially adversely affect the working conditions in or under which the Participant performs his or her employment duties; or

          (vi) If the Participant's primary employment duties are with a Subsidiary of the Company, the sale, merger, contribution, transfer or any other transaction as a result of which the Company no longer directly or indirectly controls or has a significant equity interest in such Subsidiary; or

          (vii) Any material breach by the Company or one of its Subsidiaries of any employment agreement between the Participant and the Company or such Subsidiary.

        (f)  "EXCISE TAX"  means any  applicable federal  excise tax  imposed by
    Section 4999 of the Code.

        (g) "OTHER AGREEMENTS" means any agreement, contract or understanding heretofore or hereafter entered into between a Participant and the Company or any of its Subsidiaries for the direct or indirect provision of compensation to the Participant.

        (h) "REDUCED AMOUNT" means the largest amount that could be received by a Participant as Change of Control Compensation such that no portion of such Change of Control Compensation would be subject to the Excise Tax.

    12.2 ACCELERATION OF VESTING. Subject to the "Limitation on Change of Control Compensation" contained in Section 12.3 of the Plan, in the event of a Change of Control Termination with respect to a Participant, and without further action of the Committee:

        (a) Each Option granted to such Participant that has been outstanding at least six months will become immediately exercisable in full and will remain exercisable until the expiration date of such Option.

        (b) Each Restricted Stock Award (including any Performance Restricted Stock Award) granted to such Participant that has been outstanding for at least six months will immediately become fully vested.

        (c) All Performance Units and Stock Appreciation Rights then held by such Participant will vest and/or continue to vest and, with respect to Stock Appreciation Rights, will remain exercisable in the manner determined by the Committee and set forth in the agreement evidencing such Incentive Awards.

    12.3 LIMITATION ON CHANGE OF CONTROL COMPENSATION. If any Change of Control Compensation would be considered a "parachute payment" within the meaning of
Section 280G(b)(2) of the Code and if, after reduction for any Excise Tax and federal income tax imposed by the Code, the Participant's net proceeds of such Change of Control Compensation would be less than the amount of the Participant's net proceeds resulting from the payment of the Reduced Amount after reduction for federal income taxes, then the Change of Control Compensation payable to the Participant shall be limited to the Reduced Amount. The determinations required by the preceding sentence shall be made by the firm of independent certified public accountants serving as the outside auditor of the Company as of the date of the applicable Change of Control, and such determinations shall be binding upon the Company and such Participant. If Change of Control Compensation to the Participant is limited to the Reduced Amount, then the Participant shall have the right, in his or her sole discretion, to designate those payments or benefits under this Plan, any Other Agreements and/or any Benefit Plans that should be reduced or eliminated so as to avoid having the Participant's Change of Control Compensation be subject to the Excise Tax. If the Participant fails to make such designation within 30 days of having received notification that such designation is required, the Company shall make such designations and shall promptly inform the Participant of its actions in such regard.

    12.4 LIMITATIONS ON COMMITTEE'S AND BOARD'S ACTIONS. Prior to a Change of Control, the Participant will have no rights under this Section 12, and the Board will have the power and right, within its sole discretion to rescind, modify or amend this Section 12 without the consent of any Participant. In all other cases, and notwithstanding the authority granted to the Committee or Board to exercise discretion in interpreting, administering, amending or terminating this Plan, neither the Committee nor the Board will, following a Change of Control, have the power to exercise such authority or otherwise take any action that is inconsistent with the provisions of this Section 12.

DEFINITIONS OF TERMS UTILIZED IN SECTION 12 OF THE 1993 LTIP

    The following terms utilized in Section 12 of the 1993 LTIP are defined as follows in Section 2 of the 1993:

    2.1  "BOARD" means the Board of Directors of the Company.

    2.3 "CHANGE OF CONTROL" means an event described in Section 12.1 of the Plan.

    2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

    2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

    2.6 "COMMON STOCK" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

    2.7 "DISABILITY" means the disability of the Participant such as would entitle the Participant to receive disability income benefits pursuant to the long-term disability plan of the Company or Subsidiary then covering the Participant or, if no such plan exists or is applicable to the Participant, the permanent and total disability of the Participant within the meaning of Section 22(e)(3) of the Code.

    2.8     "ELIGIBLE  RECIPIENTS"  means   all  employees  (including,  without
limitation, officers and directors who are also employees) of the Company or any Subsidiary.

    2.9  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.11    "INCENTIVE  AWARD"  means  an  Option,  Stock  Appreciation   Right,
Restricted Stock Award or Performance Unit granted to an Eligible Recipient pursuant to the Plan.

    2.15  "OPTION"  means an  Incentive Stock  Option or  a Non-Statutory  Stock
Option.

    2.16 "PARTICIPANT" means an Eligible Recipient who receives one or more Incentive Awards under the Plan.

    2.20 "PERFORMANCE RESTRICTED STOCK AWARD" means a Restricted Stock Award the vesting of which is conditioned upon the satisfaction of one or more Performance Goals.

    2.21 "PERFORMANCE UNIT" means a right granted to an Eligible Recipient pursuant to Section 9 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, upon the achievement of established performance criteria.

    2.23 "RESTRICTED STOCK AWARD" means an award of Common Stock granted to an Eligible Recipient pursuant to Section 8 of the Plan that is subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of such Section 8.

    2.24 "RETIREMENT" means the termination (other than for "cause" as defined in Section 10.3(b) of the Plan) of a Participant's employment or other service on or after the date on which the Participant has attained the age of 55 and has completed 10 years of continuous service to the Company or any Subsidiary (determined in accordance with the retirement/pension plan or practice of the Company or Subsidiary then covering the Participant, provided that if the Participant is not covered by any such plan or practice, the Participant will be deemed to be covered by the Company's plan or practice for purposes of this determination).

    2.27   "STOCK APPRECIATION  RIGHT"  means a  right  granted to  an  Eligible
Recipient pursuant to Section 7 of the Plan to receive a payment from the Company, in the form of stock, cash or a combination of both, equal to the difference between the Fair Market Value of one or more shares of Common Stock and the exercise price of such shares under the terms of such Stock Appreciation Right.

    2.28 "SUBSIDIARY" means any entity that is directly or indirectly controlled by the Company or any entity in which the Company has a significant equity interest, as determined by the Committee.

                                                                      APPENDIX B

                              CERIDIAN CORPORATION
                    1996 DIRECTOR PERFORMANCE INCENTIVE PLAN

1.  PURPOSE OF PLAN.

    The purpose of the Ceridian Corporation 1996 Director Performance Incentive Plan (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its stockholders by enabling the Company to attract and retain the services of experienced and knowledgeable non-employee directors, to increase the proprietary interests of such non-employee directors in the Company's long-term success and their identification with the interests of the Company's stockholders, and to serve as the source of transitional awards of Common Stock (as defined below) in connection with the termination of the Company's Directors Deferred Compensation Plan (the "Directors' Retirement Plan"), a retirement plan for non-employee directors.

2.  DEFINITIONS.

    The following terms will have the meanings set forth below, unless the context clearly otherwise requires:

    2.1 "AWARD" means an Option, Restricted Stock Award or Share Award granted to an Eligible Director pursuant to the Plan.

    2.2  "BOARD" means the Board of Directors of the Company.

    2.3 "BROKER EXERCISE NOTICE" means a written notice pursuant to which an Eligible Director, upon exercise of an Option, irrevocably instructs a broker or dealer to sell a sufficient number of shares or loan a sufficient amount of money to pay all or a portion of the exercise price of the Option and/or any related withholding tax obligations and remit such sums to the Company and directs the Company to deliver stock certificates to be issued upon such exercise directly to such broker or dealer.

    2.4  "CODE" means the Internal Revenue Code of 1986, as amended.

    2.5 "COMMITTEE" means the group of individuals administering the Plan, as provided in Section 3 of the Plan.

    2.6 "COMMON STOCK" means the common stock of the Company, par value $0.50 per share, or the number and kind of shares of stock or other securities into which such Common Stock may be changed in accordance with Section 4.3 of the Plan.

    2.7 "DISABILITY" means the disability of an Eligible Director such as would entitle the Eligible Director to receive disability income benefits pursuant to the long-term disability plan of the Company then covering the Eligible Director or, if no such plan exists or is applicable to the Eligible Director, the permanent and total disability of the Eligible Director within the meaning of
Section 22(e)(3) of the Code.

    2.8 "ELIGIBLE DIRECTORS" means all directors of the Company who are not employees of the Company or any subsidiary of the Company.

    2.9  "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

    2.10 "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date (or, if no shares were traded or quoted on such date, as of the next preceding date on which there was such a trade or quote), the closing market price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date.

    2.11 "OPTION" means a right to purchase 1,500 shares of Common Stock (subject to adjustment as provided in Section 4.3 of the Plan) granted to an Eligible Director pursuant to Section 6 of the Plan that does not qualify as an "incentive stock option" within the meaning of Section 422 of the Code.

    2.12 "RESTRICTED SHARES" means shares of Common Stock that are the subject of a Restricted Stock Award, and therefore subject to the restrictions on transferability and the risk of forfeiture imposed by the provisions of Sections 5 and 8 of the Plan.

    2.13 "RESTRICTED STOCK AWARD" means an award of Restricted Shares to an Eligible Director pursuant to Section 5 of the Plan.

    2.14  "SECURITIES ACT" means the Securities Act of 1933, as amended.

    2.15 "SHARE AWARD" means an award of shares of Common Stock granted to an Eligible Director pursuant to Section 7 of the Plan.

3.  PLAN ADMINISTRATION.

    The Plan will be administered by the Nominating and Board Governance Committee of the Board, or any successor committee thereto (the "Committee"). All questions of interpretation of the Plan will be determined by the Committee, each determination, interpretation or other action made or taken by the Committee pursuant to the provisions of the Plan will be conclusive and binding for all purposes and on all persons, and no member of the Committee will be liable for any action or determination made in good faith with respect to the Plan or any Award granted under the Plan. The Committee, however, will have no power to determine the eligibility for participation in the Plan, the number of shares of Common Stock to be subject to Awards, or the timing, pricing or other terms and conditions of the Awards.

4.  SHARES AVAILABLE FOR ISSUANCE.

    4.1 MAXIMUM NUMBER OF SHARES AVAILABLE. Subject to adjustment as provided in Section 4.3 of the Plan, the maximum number of shares of Common Stock that will be available for issuance under the Plan will be 125,000 shares. The shares available for issuance under the Plan may, at the election of the Committee, be either treasury shares or shares authorized but unissued, and, if treasury shares are used, all references in the Plan to the issuance of shares will, for corporate law purposes, be deemed to mean the transfer of shares from treasury.

    4.2 ACCOUNTING FOR AWARDS. Shares of Common Stock that are issued under the Plan or that are subject to outstanding Awards will be applied to reduce the maximum number of shares of Common Stock remaining available for issuance under the Plan. Any shares of Common Stock that are subject to an Award that lapses, expires, or for any reason is terminated unexercised will automatically again become available for issuance under the Plan.

    4.3 ADJUSTMENTS TO SHARES AND AWARDS. In the event of any reorganization, merger, consolidation, recapitalization, liquidation, reclassification, stock dividend, stock split, combination of shares, rights offering, divestiture or extraordinary dividend (including a spin-off) or any other change in the corporate structure or shares of the Company, the Committee (or, if the Company is not the surviving corporation in any such transaction, the board of directors of the surviving corporation) will make appropriate adjustment (which determination will be conclusive) as to the number and kind of securities available for issuance under the Plan and, in order to prevent dilution or enlargement of the rights of Eligible Directors, the number, kind and, where applicable, exercise price of securities subject to outstanding Incentive Awards.

5.  RESTRICTED STOCK AWARDS.

    5.1 GRANTS TO NEW DIRECTORS. At such time on or after the effective date of this Plan as additional Eligible Directors are first elected or appointed to the Board to fill new directorships or to fill vacancies, each such Eligible Director will receive, on a one-time basis on the date of his or her first election or appointment to the Board, a Restricted Stock Award. The number of Restricted Shares to be awarded to each such Eligible Director pursuant to such Restricted Stock Award shall be determined by first multiplying the dollar value of the then current annual retainer paid to Eligible Directors by four, then dividing that result by the average closing price of a share of Common Stock on the New York Stock Exchange for the ten trading days immediately prior to the date of such Eligible Director's first election or appointment to the Board, and then rounding the result to the nearest 100 shares.

    5.2 TRANSITIONAL GRANTS TO EXISTING DIRECTORS. A Restricted Stock Award will be granted, on a one-time basis as of the date the Plan is approved by the Company's stockholders, to each Eligible Director as of such date who has not yet completed 48 calendar quarters of service on the Board and who has consented to the termination of the Directors' Retirement Plan. The number of Restricted Shares to be awarded to each such Eligible Director pursuant to such Restricted Stock Award shall be determined by multiplying the number of Restricted Shares that would be awarded pursuant to Section 5.1 to a new director who was first elected to the Board on May 8, 1996 by a fraction, the denominator of which is 48 and the numerator of which is the number of whole and partial calendar quarters from July 1, 1996 through the earlier of (i) the twelfth anniversary of such director's initial election or appointment to the Board, or (ii) the date of the first annual meeting of the Company's stockholders occurring after the director reaches the age of 70.

    5.3 RESTRICTIONS. Restricted Shares issued to an Eligible Director may not be sold, assigned or otherwise transferred, or subjected to any lien, either voluntarily or involuntarily, by operation of law or otherwise, until such time and only to the extent that such restrictions on transferability have lapsed as provided in this Section 5.3 or in Section 8. For purposes of this Plan, the lapsing of such transferability restrictions is referred to as "vesting," and
Restricted Shares that are no longer subject to such transferability restrictions are referred to as "vested." Except as provided in Section 8, Restricted Shares will vest during the period of an Eligible Director's service on the Board as follows:

    (a) With respect to a Restricted Stock Award made pursuant to Section 5.1, 20% of the total number of Restricted Shares subject to such Award will vest on each of the first five anniversary dates of the date such Restricted Stock Award was first granted.

    (b) With respect to a Restricted Stock Award made pursuant to Section 5.2, a fraction of the total number of Restricted Shares subject to such Award will vest on each anniversary date of the date such Restricted Stock Award was first granted, the numerator of such fraction being 4 and the denominator being the number of whole and partial calendar quarters from July 1, 1996 through the earliest of (i) the twelfth anniversary of such director's initial election or appointment to the Board, (ii) the date of the first annual meeting of the Company's stockholders occurring after the director reaches the age of 70, or
(iii) June 30, 2001.

    5.4 DIVIDENDS AND DISTRIBUTIONS. Unless the Committee determines otherwise in its sole discretion (either in the agreement evidencing the Restricted Stock Award at the time of grant or at any time after the grant of the Restricted Stock Award), any dividends or distributions (including regular quarterly cash dividends) paid with respect to Restricted Shares will be currently paid to the Eligible Director and will not be subject to the same restrictions as the Restricted Shares to which such dividends or distributions relate. In the event the Committee determines not to pay such dividends or distributions currently, the Committee will determine in its sole discretion whether any interest will be paid on such dividends or distributions.

    5.5   RIGHTS AS A  STOCKHOLDER. Except as provided in  this Section 5 and in
Section 8, an Eligible Director will have all voting, dividend and other rights with respect to Restricted Shares issued to the Eligible Director upon the Eligible Director becoming the holder of record of such Restricted Shares as if such Eligible Director were a holder of record of shares of unrestricted Common Stock.

    5.6 ENFORCEMENT OF RESTRICTIONS. To enforce the restrictions referred to in this Section 5, the Committee will place a legend on the stock certificates referring to such restrictions and will require Eligible Directors, until the Restricted Shares vest, to keep the stock certificates, together with duly endorsed stock powers, in the custody of the Company or its transfer agent or to maintain evidence of stock ownership, together with duly endorsed stock powers if required, in a certificateless book-entry stock account with the Company's transfer agent for its Common Stock.

6.  OPTIONS.

    6.1 GRANT. Each Eligible Director will be granted on an annual basis, at such time as the Eligible Director is elected or re-elected to the Board by the stockholders of the Company, an Option. Such Option will be granted only upon such election or re-election of the Eligible Director, and no Option will be granted if the Eligible Director is not so elected or re-elected.

    6.2 EXERCISE PRICE. The per share price to be paid by an Eligible Director upon exercise of an Option will be 100% of the Fair Market Value of one share of Common Stock on the date of grant. The total purchase price of the shares to be purchased upon exercise of an Option will be paid entirely in cash (including check, bank draft or money order), or such payment may be made, in whole or in part, by tender of a Broker Exercise Notice.

    6.3 EXERCISABILITY AND DURATION. Other than as provided in Section 8 of the Plan, each Option will become exercisable in full six months following its date of grant and will expire and will no longer be exercisable 10 years from its date of grant.

    6.4 MANNER OF EXERCISE. An Option may be exercised by an Eligible Director in whole or in part from time to time, subject to the conditions contained in the Plan and in the agreement evidencing such Option, by delivery in person, by facsimile or electronic transmission or through the mail of written notice of exercise to the Company, Attention: Corporate Treasury, at its principal executive office in Bloomington, Minnesota and by paying in full the total exercise price for the shares of Common Stock to be purchased in accordance with
Section 6.2 of the Plan.

    6.5 RIGHTS AS A STOCKHOLDER. As a holder of Options, an Eligible Director will have no rights as a stockholder unless and until such Options are exercised for shares of Common Stock and the Eligible Director becomes the holder of record of such shares. No adjustment will be made for dividends or distributions with respect to Options as to which there is a record date preceding the date the Eligible Director becomes the holder of record of such shares.

7.  SHARE AWARDS.

    A Share Award will be granted, on a one-time basis as of the date the Plan is approved by the Company's stockholders, to each Eligible Director as of such date who has consented to the termination of the Directors' Retirement Plan and agreed to relinquish his or her accrued benefits thereunder. The number of shares of Common Stock to be awarded to each such Eligible Director pursuant to such Share Award shall be determined by dividing the present value, using an 8% discount rate, of such Eligible Director's accrued benefits (without regard to the satisfaction of the length of service eligibility requirement in Article III of the Directors' Retirement Plan) under the Directors' Retirement Plan (assuming commencement of such benefits immediately upon termination of the Directors' Retirement Plan) by the average closing price of a share of Common Stock on the New York Stock Exchange for the ten trading days immediately prior to May 8, 1996, rounded to the nearest whole share. Shares subject to a Share Award will not be subject to any contractual restrictions on transferability or to any contractual risk of forfeiture.

8.  EFFECT OF TERMINATION OF SERVICE AS DIRECTOR.

    8.1 TERMINATION DUE TO DEATH OR DISABILITY. If an Eligible Director's service as a director of the Company is terminated by reason of death or Disability, all outstanding Options then held by the Eligible Director will become immediately exercisable in full and will remain exercisable for the remainder of their terms, and all Restricted Shares then held by such Eligible Director shall immediately and fully vest.

    8.2 VOLUNTARY TERMINATION. If an Eligible Director voluntarily resigns from the Board (which does not include the submission of an offer not to stand for re-election as a director in accordance with

Company policies), the Eligible Director shall forfeit all Restricted Shares not yet vested, and outstanding Options then held by the Eligible Director will remain exercisable for a period of three months after such termination (but in no event after the expiration date of any such Option) only to the extent they were exercisable as of such termination.

    8.3 TERMINATION FOR OTHER REASONS. If an Eligible Director's service as a director of the Company terminates for any reason other than those specified in Sections 8.1 and 8.2, the portion of such Eligible Director's Restricted Shares that were scheduled to vest on the next vesting date following the date of such termination shall immediately vest, but all remaining unvested Restricted Shares shall be forfeited, and outstanding Options then held by the Eligible Director will remain exercisable until the expiration date of each such Option only to the extent such Options were exercisable as of such termination.

    8.4 DATE OF TERMINATION OF SERVICE AS A DIRECTOR. An Eligible Director's service as a director of the Company will, for purposes of the Plan, be deemed to have terminated on the date recorded on the personnel or other records of the Company, as determined by the Committee based upon such records.

9.  RIGHTS OF ELIGIBLE DIRECTORS; TRANSFERABILITY OF INTERESTS.

    9.1 SERVICE AS A DIRECTOR. Nothing in the Plan will interfere with or limit in any way the right of the Board or the stockholders of the Company to terminate an Eligible Director, and neither the Plan, nor the granting of an Award nor any other action taken pursuant to the Plan, will constitute or be evidence of any agreement or understanding, express or implied, that the Board or the stockholders of the Company will retain an Eligible Director for any period of time or at any particular rate of compensation.

    9.2 RESTRICTIONS ON TRANSFER OF INTERESTS. Except pursuant to testamentary will or the laws of descent and distribution or as otherwise expressly permitted by the Plan, no right or interest of any Eligible Director in an Award prior to the exercise of Options or the vesting of Restricted Shares will be assignable or transferable, or subjected to any lien, during the lifetime of the Eligible Director, either voluntarily or involuntarily, by operation of law or otherwise. An Eligible Director will, however, be entitled to designate a beneficiary to receive an Award upon such Eligible Director's death, and in the event of an Eligible Director's death, payment of any amounts due under the Plan will be made to, and exercise of any Options (to the extent permitted pursuant to Section 6 of the Plan) may be made by, the Eligible Director's legal representatives, heirs and legatees.

    9.3 NON-EXCLUSIVITY OF THE PLAN. Nothing contained in the Plan is intended to create any limitations on the power or authority of the Board to adopt such additional or other compensation arrangements for non-employee directors as the Board may deem necessary or desirable.

10. SECURITIES LAW AND OTHER RESTRICTIONS.

    Notwithstanding any other provision of the Plan or any agreements entered into pursuant to the Plan, the Company will not be required to issue any shares of Common Stock under this Plan, and an Eligible Director may not sell, assign, transfer or otherwise dispose of shares of Common Stock issued pursuant to Awards granted under the Plan, unless (a) there is in effect with respect to such shares a registration statement under the Securities Act and any applicable state securities laws or an exemption from such registration under the Securities Act and applicable state securities laws, and (b) there has been obtained any other consent, approval or permit from any other regulatory body which the Committee, in its sole discretion, deems necessary or advisable. The Company may condition such issuance, sale or transfer upon the receipt of any representations or agreements from the parties involved, and the placement of any legends on certificates representing shares of Common Stock, as may be deemed necessary or advisable by the Company in order to comply with such securities law or other restrictions.

11. PLAN AMENDMENT, MODIFICATION AND TERMINATION.

    The Board may suspend or terminate the Plan or any portion thereof at any time, and may amend the Plan from time to time in such respects as the Board may deem advisable in order that Awards under the Plan will conform to any change in applicable laws or regulations or in any other respect the Board may deem to be in the best interests of the Company; provided, however, that (a) no amendments to the Plan will be effective without approval of the stockholders of the Company if stockholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or the rules of the New York Stock Exchange, and (b) to the extent prohibited by Rule 16b-3 of the Exchange Act, the Plan may not be amended more than once every six months. No termination, suspension or amendment of the Plan may adversely affect any outstanding Award without the consent of the affected Eligible Director; provided, however, that this sentence will not impair the right of the Committee to take whatever action it deems appropriate under Section 4.3 of the Plan.

12. EFFECTIVE DATE AND DURATION OF THE PLAN.

    The Plan will be effective as of May 8, 1996, the date it is to be approved by the Company's stockholders. The Plan will terminate at midnight on May 31, 2001, and may be terminated prior thereto by Board action, and no Award will be granted after such termination. Awards outstanding upon termination of the Plan may continue to be exercised or to vest in accordance with their terms.

13. MISCELLANEOUS.

    13.1 GOVERNING LAW. The validity, construction, interpretation, administration and effect of the Plan and any rules, regulations and actions relating to the Plan will be governed by and construed exclusively in accordance with the laws of the State of Minnesota.

    13.2 SUCCESSORS AND ASSIGNS. The Plan will be binding upon and inure to the benefit of the successors and permitted assigns of the Company and the Eligible Directors.

                                                                      APPENDIX C

                              CERIDIAN CORPORATION
                          EMPLOYEE STOCK PURCHASE PLAN

1.  PURPOSE.

    The purpose of the Ceridian Corporation Employee Stock Purchase Plan (the "Plan") is to advance the interests of Ceridian Corporation (the "Company") and its shareholders by providing employees of the Company and certain of its subsidiaries with an opportunity to acquire an ownership interest in the Company through the purchase of common stock of the Company on favorable terms through payroll deductions. It is the intention of the Company that the Plan qualify as an "employee stock purchase plan" under Section 423 of the Internal Revenue Code of 1986, as amended (the "Code"), and provisions of the Plan shall be construed consistent with such intention.

2.  DEFINITIONS.

        (a) "AGENT" means the party or parties designated by the Company to provide Share Accounts and certain administrative services in connection with the Plan.

        (b) "BOARD" means the Board of Directors of the Company or any committee thereof to which the Board of Directors has delegated authority with respect to the Plan.

        (c) "COMMON STOCK" means the common stock, par value $.50 per share, of the Company, or the number and kind of shares of stock or other securities into which such common stock may be changed in accordance with Section 11 of the Plan.

        (d) "COMMITTEE" means the Compensation and Human Resources Committee of the Board, or such successor committee that meets the criteria specified in
    Section 3.

        (e) "CONTRIBUTION ACCOUNT" means an account established for each Participant to which payroll deductions under the Plan are credited in accordance with Section 7.

        (f) "DESIGNATED SUBSIDIARY" means a Subsidiary that has been designated by the Board from time to time as eligible to participate in the Plan.

        (g) "EMPLOYEE" means any person, including an officer, who is employed on a full-time or part-time basis by a Participating Employer.

        (h) "ENDING DATE" means the last day of each Offering Period.

        (i) "EXCHANGE ACT" means the Securities Exchange Act of 1934, as amended.

        (j) "FAIR MARKET VALUE" means, with respect to the Common Stock, as of any date:

           (1) if the Common Stock is listed on the New York Stock Exchange, the closing price per share of the Common Stock as reported on the New York Stock Exchange Composite Tape on that date (or, if no shares were traded on such day, as of the first day prior thereto on which there was such a trade); or

           (2) if the Common Stock is not so listed, such price as is determined in the manner specified by the Committee in its sole discretion, such manner to be acceptable under Section 423 of the Code.

        (k) "GRANT DATE" means the first day of each Offering Period.

        (l) "INSIDER" means any Employee who is subject to Section 16 of the Exchange Act.

        (m) "OFFERING PERIOD" means each three-month period beginning on March 16 and ending on June 15, or beginning on June 16 and ending on September 15, or beginning on September 16 and ending on December 15, or beginning on December 16 and ending on March 15.

        (n) "PARTICIPANT" means an eligible Employee who elects to participate in the Plan in accordance with Section 6.

        (o) "PARTICIPATING EMPLOYER" means the Company and any Designated Subsidiary that has elected to participate in the Plan.

        (p) "SHARE ACCOUNT" means the brokerage account established by the Agent for each Participant to which shares of Common Stock purchased under the Plan are credited in accordance with Section 9. The Share Account will be established pursuant to a separate agreement between each Participant and the Agent.

        (q) "SUBSIDIARY" means any subsidiary corporation of the Company within the meaning of Section 424(f) of the Code.

3.  ADMINISTRATION.

    The Plan shall be administered by the Committee (or any successor thereto appointed by the Board consisting of not less than three members, all of whom must be members of the Board who are "disinterested persons" as defined in Rule 16b-3 under the Exchange Act). Members of the Committee shall be appointed from time to time by the Board, shall serve at the pleasure of the Board, and may resign at any time upon written notice to the Board. A majority of the members of the Committee shall constitute a quorum. The Committee shall act by majority approval of the members, but action may be taken by the Committee without a meeting if unanimous written consent is given. In accordance with and subject to the provisions of the Plan, the Committee shall have authority to interpret the Plan, to make, amend and rescind rules and regulations regarding the Plan (including rules and regulations intended to insure that operation of the Plan complies with Section 16 of the Exchange Act), and to make all other determinations necessary or advisable in administering the Plan, all of which determinations shall be final and binding upon all persons. No member of the Committee shall be liable for any action or determination made in good faith with respect to the Plan or any option granted under it. To the extent consistent with corporate law, the Committee may delegate to any directors or officers of the Company the duties, power and authority of the Committee under the Plan pursuant to such conditions or limitations as the Committee may establish; provided, however, that only the Committee may exercise such duties, power and authority with respect to Insiders. The Committee may request advice or assistance or retain the services of such other persons as are necessary for the proper administration of the Plan.

4.  ELIGIBILITY.

    Any person who is (i) an Employee on the last day of the calendar month immediately preceding a Grant Date, (ii) is not on long-term disability or unpaid leave status at that time, and (iii) has reached the age of majority in the state or province in which he or she resides shall be eligible to participate in the Plan for the Offering Period beginning on such Grant Date, subject to the limitations imposed by Section 423(b) of the Code. Notwithstanding the foregoing, no Insider shall be eligible to participate in the Plan for any Offering Period whose Ending Date occurs prior to the annual meeting of the Company's stockholders on May 8, 1996.

5.  OFFERING PERIODS.

    Options to purchase shares of Common Stock shall be granted to Participants under the Plan through a series of consecutive Offering Periods. The first Offering Period under the Plan shall have a Grant Date of September 16, 1995 and an Ending Date of December 15, 1995. Offering Periods under the Plan shall continue until either (a) the Committee decides, in its sole discretion, to cancel future Offering Periods because the Common Stock remaining available under the Plan is insufficient to grant options to all eligible Employees, or
(b) the Plan is terminated in accordance with its provisions.

6.  PARTICIPATION.

    Participation in the Plan is voluntary. An eligible Employee may become a Participant in the Plan by completing an enrollment form provided by the Company authorizing payroll deductions and the establishment of a Share Account, and filing the enrollment form with the Company's Human Resources Department not later than the last business day of the month immediately preceding the Grant Date of the first Offering Period in which the Participant wishes to participate.

7.  PAYROLL DEDUCTIONS.

        (a) Each Employee electing to participate in the Plan shall designate on the enrollment form the amount of money which he or she wishes to have deducted from his or her paycheck each pay day to purchase Common Stock pursuant to the Plan. The aggregate amount of such payroll deductions shall not be less than $25.00 per month, and shall not be more than $5,312.50 (85% of $6,250) per Offering Period, pro-rated equally over the number of pay days applicable to a Participant during each such Offering Period. Deductions for Plan purposes will not be withheld from compensation amounts, such as annual bonus or gain sharing payments, that are not part of a Participant's normal and recurring compensation each pay day.

        (b) Payroll deductions for a Participant shall commence on the first pay day on or after the Grant Date of the applicable Offering Period and shall continue until the termination date of the Plan, unless participation in the Plan is sooner terminated as provided in Section 10, the deduction amount is increased or decreased by the Participant as provided in Section 7(d), or deductions are suspended as provided in Section 7(d). Except for a Participant's rights to change the amount of, suspend or discontinue deductions pursuant to Sections 7(d) and 10, the same deduction amount shall be utilized for each pay day during subsequent Offering Periods, whether or not the Participant's compensation level increases or decreases. If the pay period of any Participant changes, such as from weekly to semi-monthly, an appropriate adjustment shall be made to the deduction amount for each pay day corresponding to the new pay period, if necessary, so as to ensure the deduction of the proper amount as specified by the Participant in his or her enrollment form for that Offering Period.

        (c) All payroll deductions authorized by a Participant shall be credited to the Participant's Contribution Account. A Participant may not make any separate cash payment or contribution to such Contribution Account. Contribution Accounts shall be solely for bookkeeping purposes, and no separate fund or trust shall be established for payroll deductions. Until utilized to purchase shares of Common Stock, funds from payroll deductions shall be held as part of the Participating Employers' general assets, and the Participating Employers shall not be obligated to segregate such funds. No interest shall accrue on a Participant's payroll deductions under the Plan.

        (d) No increases or decreases in the amount of payroll deductions for a Participant may be made during an Offering Period. A Participant may increase or decrease the amount of his or her payroll deductions under the Plan, or may suspend such payroll deductions, for subsequent Offering Periods by completing a change form and filing it with the Company's Human Resources Department not later than the last business day of the month immediately preceding the Grant Date for the Offering Period as of which such increase, decrease or suspension is to be effective.

        (e) Payroll deductions which are authorized by Participants who are paid other than in U.S. currency shall be withheld in Contribution Accounts in the country in which such Participant is employed until exercise of an option granted hereunder. Upon exercise of the option granted to such Participant, the amount so withheld shall be converted into U.S. dollars on the basis of the rate of exchange published in the Wall Street Journal for such currency into U.S. dollars as of the business day immediately preceding the Ending Date for such Offering Period. The purchase price shall thereupon be paid to the Company in U.S. dollars following such conversion, the extent to which the Participant may exercise an option therefore being dependent, in part, upon the applicable rate of currency exchange. If, as a result of fluctuations in the exchange rate between the U.S. dollar and a foreign currency during an Offering Period, a Participant who is paid in such foreign currency has less than the minimum permitted amount deducted during an Offering Period, the amount deducted will, nevertheless, be used to purchase Common Stock in accordance with the Plan.

8.  GRANT OF OPTION.

        (a) Subject to Section 8(b), on each Grant Date, each eligible Employee who is then a Participant shall be granted (by operation of the Plan) an option to purchase the number of whole and fractional shares (computed to the fourth decimal place) of Common Stock equal to the lesser of (i) the amount determined by dividing the amount of payroll deductions credited to his or her Contribution Account during the Offering Period beginning on such Grant Date by the Purchase Price specified in the following sentence, or
    (ii) the amount determined by dividing $6,250.00 by the Fair Market Value of one share of Common Stock on the applicable Grant Date. The purchase price per share of such shares (the "Purchase Price") shall be the lesser of (i) 85% of the Fair Market Value of one share of Common Stock on the applicable Grant Date, or (ii) 85% of the Fair Market Value of one share of Common Stock on the applicable Ending Date.

        (b) Despite any provisions of the Plan that may provide or suggest otherwise, no Employee shall be granted an option under the Plan to the extent that:

           (i) immediately after the grant, such Employee (or any other person whose stock ownership would be attributed to such Employee pursuant to
       Section 424(d) of the Code) would own shares of Common Stock and/or hold outstanding options to purchase shares of Common Stock that would in the aggregate represent 5% or more of the total combined voting power or value of all classes of shares of the Company or of any Subsidiary; or

           (ii) the Employee's rights to purchase shares of Common Stock under all "employee stock purchase plans" (within the meaning of Section 423 of the Code) of the Company and its Subsidiaries would accrue (i.e., become exercisable) at a rate that exceeds $25,000 of Fair Market Value of such shares of Common Stock (determined at the time such option is granted, which is the Grant Date) for each calendar year in which such option is outstanding at any time.

9.  EXERCISE OF OPTION.

        (a) Unless a Participant withdraws from the Plan pursuant to Section 10, his or her option for the purchase of shares of Common Stock granted for an Offering Period will be exercised automatically and in full at the applicable Purchase Price as soon as practicable following the Ending Date of such Offering Period. If the full amount credited to a Participant's Contribution Account during an Offering Period is not required to exercise such Participant's option for that Offering Period in full (due to the applicability of clause (ii) of Section 8(a) and/or fluctuations in the exchange rate between the U.S. dollar and the foreign currency in which such Participant is paid), the amount not required to exercise such option shall promptly be refunded to the Participant following the Ending Date of such Offering Period.

        (b) No Participant (or any person claiming through such Participant) shall have any interest in any Common Stock subject to an option under the Plan until such option has been exercised and the shares of Common Stock purchased, at which point such Participant shall have all of the rights and privileges of a stockholder of the Company with respect to shares purchased under the Plan. During his or her lifetime, a Participant's option to purchase shares of Common Stock under the Plan is exercisable only by the Participant.

        (c) Shares of Common Stock purchased pursuant to the exercise of options hereunder shall be held in Share Accounts maintained for and in the name of each Participant by the Agent, such Agent or its nominee to be the record holder of such shares for the benefit of the Participant. The Agent shall provide each Participant with a quarterly statement of his or her Share Account.

        (d) Dividends paid with respect to shares credited to each Share Account will be themselves credited to such Account and automatically reinvested in whole and fractional shares of Common Stock.

        (e) A Participant may request that the Agent cause a stock certificate representing some or all of the number of whole shares of Common Stock credited to the Participant's Share Account be issued in the name of the Participant. The Agent shall cause such certificate to be issued as soon as practicable after its receipt of such request and the payment by the Participant of any applicable issuance fees. From and after the date of the issuance of any such certificate, the number of shares credited to the Participant's Share Account shall be reduced by the number of shares represented by such certificate, and the Participant shall thereafter be the record holder of the shares represented by such certificate.

10. WITHDRAWAL; TERMINATION OF EMPLOYMENT.

        (a) A Participant may terminate his or her participation in the Plan and withdraw all, but not less than all, the payroll deductions credited to his Contribution Account under the Plan at any time on or before the last business day of an Offering Period by giving written notice to the Company. Such notice shall (i) state that the Participant wishes to terminate participation in the Plan, (ii) specify the withdrawal date, and (iii) request the withdrawal of all of the Participant's payroll deductions held under the Plan. All of the Participant's payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable after the withdrawal date specified in the notice of withdrawal (or, if no such date is specified, as soon as practicable after receipt of the notice of withdrawal), the Participant's option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10(d).

        (b) If a Participant's suspension of payroll deductions under the Plan pursuant to Section 7(d) continues for four consecutive Offering Periods, such suspension shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective as of the Ending Date of the fourth consecutive Offering Period during which no payroll deductions occurred. If, for any reason, a Participant's net pay after withholding taxes and other applicable deductions not related to the Plan (such as for health and welfare benefits) each pay day becomes less than the amount the Participant has designated be deducted each pay day for contribution to the Plan, such occurrence shall be deemed an election by the Participant to terminate his or her participation in the Plan, and such termination shall be effective immediately. Following such termination, all of the Participant's payroll deductions credited to his or her Contribution Account will be paid to the Participant as soon as practicable, the Participant's option for such Offering Period will be automatically canceled, and no further payroll deductions for the purchase of shares of Common Stock will be made for such Offering Period or for any subsequent Offering Period, except pursuant to a re-enrollment in the Plan as provided in Section 10(d).

        (c) Upon termination of a Participant's employment with all Participating Employers for any reason, including retirement or death, his or her participation in the Plan will automatically cease and the payroll deductions accumulated in his or her Contribution Account will be returned to the Participant as soon as practicable after such employment termination or, in the case of death, to the person or persons entitled thereto under
    Section 12 below, and the Participant's option for the current Offering Period will be automatically canceled. For purposes of the Plan, the termination date of employment shall be the Participant's last date of actual employment and shall not include any period during which such Participant receives any severance payments. A transfer of employment between the Company and a Designated Subsidiary or between one

    Designated Subsidiary and another Designated Subsidiary, or leave of absence approved by the Participating Employer, shall not be deemed a termination of employment under this Section 10(c).

        (d) A Participant's termination of participation in the Plan pursuant to
    Section 10(a) or 10(b) will not have any effect upon his or her eligibility to participate in a subsequent Offering Period by completing and filing a new enrollment form in accordance with Section 6 or in any similar plan that may hereafter be adopted by the Company.

11. STOCK SUBJECT TO THE PLAN.

        (a) The maximum number of shares of Common Stock that shall be reserved for sale under the Plan shall be 500,000 shares, subject to adjustment as provided in Sections 11(b) and 11(c). The shares to be sold to Participants under the Plan may be, at the election of the Company, either treasury shares or shares authorized but unissued. If the total number of shares of Common Stock that would otherwise be subject to options granted pursuant to
    Section 8 on any Ending Date exceeds the number of shares then available under the Plan (after deduction of all shares for which options have been exercised or are then outstanding), the Committee shall make a pro rata allocation of the shares of Common Stock remaining available for issuance in as uniform and equitable a manner as is practicable. In such event, the Company shall give written notice of such reduction of the number of shares subject to the option to each Participant affected thereby and shall return any excess funds accumulated in each Participant's Contribution Account as soon as practicable after the Ending Date of such Offering Period.

        (b) If there is (i) an increase or decrease in the number of issued and outstanding shares of Common Stock resulting from a subdivision or consolidation of shares or other capital adjustment, or (ii) the payment of a stock dividend (utilizing either Common Stock or the stock of a Subsidiary), in either case effected without receipt of consideration by the Company, the number of shares of Common Stock subject to each outstanding option under the Plan and the Purchase Price thereof and the number of such shares remaining reserved for grant under the Plan shall be equitably adjusted by the Committee to reflect such change.

        (c) Subject to the following provisions of this Section 11(c), if the Company is the surviving corporation in any reorganization, merger or consolidation with or involving one or more other corporations, each outstanding option under the Plan shall apply to the amount and kind of securities to which a holder of the number of shares of Common Stock subject to such option would have been entitled immediately following such reorganization, merger or consolidation, with a corresponding proportionate adjustment of the Purchase Price. If there is a (i) dissolution or liquidation of the Company, (ii) merger, consolidation or reorganization of the Company with one or more other corporations in which the Company is not the surviving corporation, (iii) sale of all or substantially all of the assets of the Company to another person or entity, (iv) transaction (including a merger or reorganization in which the Company is the surviving corporation) approved by the Board that results in any person or entity owning more than 50% of the combined voting power of all classes of stock of the Company, then the Plan and all options outstanding thereunder shall terminate, except as provided in the following sentence. If provision is made in writing in connection with such transaction for the continuation of the Plan and either the assumption of the options theretofore granted or the substitution for such options of new options covering the stock of a successor corporation (or a parent or subsidiary thereof), in either case with appropriate adjustments as to the number and kinds of shares and exercise prices, then the Plan shall continue in the manner and under the terms provided. If the Plan is terminated as provided in this Section 11(c), the current Offering Period shall be deemed to have ended on the last trading day prior to such termination, and the options of each Participant then outstanding shall be deemed to have been automatically exercised in accordance with Section 9(a) on such last trading day. The Committee shall cause written notice to be sent of an event that will result in such a termination to all Participants not later than the time the Company gives notice thereof to its shareholders. Adjustments under this Section 11(c) shall be made by the Committee, whose determination in that respect shall be final, binding and conclusive.

12. DESIGNATION OF BENEFICIARY.

        (a) A Participant may file a written designation of a beneficiary who is to receive a cash refund of the amount, if any, from the Participant's Contribution Account under the Plan in the event of such Participant's death at a time when cash is held for his or her account. Disposition of shares of Common Stock in a Participant's Share Account upon the Participant's death shall be in accordance with the agreement governing the Share Account.

        (b) A designation of beneficiary pursuant to Section 12(a) may be changed by the Participant at any time by written notice. In the event of the death of a Participant in the absence of a valid designation of a beneficiary who is living at the time of such Participant's death, the Company shall deliver such cash to the executor or administrator of the estate of the Participant; or, if no such executor or administrator has been appointed (to the knowledge of the Company), the Company in its discretion, may deliver such cash to the spouse or to any one or more dependents or relatives of the Participant; or, if no spouse, dependent or relative is known to the Company, then to such other person as the Company may designate.

13. TRANSFERABILITY.

    Neither payroll deductions credited to a Participant's Contribution Account nor any rights with regard to the exercise of an option or to receive shares of Common Stock under the Plan may be assigned, transferred, pledged or otherwise disposed of in any way (other than by will or the laws of descent and distribution) by the Participant. Any such attempt at assignment, transfer, pledge or other disposition shall be without effect

14. AMENDMENT OR TERMINATION.

    The Plan may be amended by the Board from time to time to the extent that the Board deems necessary or appropriate in light of, and consistent with,
Section 423 of the Code; provided, however, that no such amendment shall be effective without approval of the shareholders of the Company, if shareholder approval of the amendment is then required pursuant to Rule 16b-3 under the Exchange Act or any successor rule or Section 423 of the Code. The Board also may terminate the Plan or the granting of options pursuant to the Plan at any time; provided, however, that the Board shall not have the right to modify, cancel, or amend any outstanding option granted pursuant to the Plan before such termination unless each Participant consents in writing to such modification, amendment or cancellation.

15. NOTICES.

    All notices or other communications by a Participant to the Company in connection with the Plan shall be deemed to have been duly given when received by the Vice President, Human Resource Services of the Company or by any other person designated by the Company for the receipt of such notices or other communications, in the form and at the location specified by the Company.

16. EFFECTIVE DATE OF PLAN.

    The Plan shall be effective as of June 29, 1995, the date it was adopted by the Board. The Plan has been adopted subject to shareholder approval, and prior to shareholder approval shares of Common Stock may be issued under the Plan subject to such approval.

17. MISCELLANEOUS.

    The headings to sections of the Plan have been included for convenience of reference only. The Plan shall be interpreted and construed in accordance with the laws of the State of Minnesota. References in the Plan to "$" or "dollars" shall be deemed to refer to United States dollars unless the context clearly indicates otherwise.

                             CERIDIAN CORPORATION
                            8100 34TH AVENUE SOUTH
                         MINNEAPOLIS, MINNESOTA  55425
                               (612) 853-8100

                 NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          TO BE HELD MAY 8, 1996

   The Annual Meeting of Stockholders of Ceridian Corporation, a Delaware corporation (the "Company"), will be held in the Library of the Mandarin Oriental Hotel, 222 Sansome Street, San Francisco, California 94104 on Wednesday, May 8, 1996 at 9:00 a.m., Pacific Daylight Savings Time, for the following purposes:

   (1)   To elect directors for the following year;

   (2) To approve an amendment to the Company's Restated Certificate of Incorporation to increase the number of shares of common stock the Company is authorized to issue from 100,000,000 to 200,000,000 shares;

   (3) To approve an amendment to the Company's 1993 Long-Term Incentive Plan to modify a limitation contained in that Plan on compensation that may be paid to executives in the event of a change of control of the Company;

   (4) To approve a new Director Performance Incentive Plan for outside directors, which is being proposed in connection with the elimination of the Company's retirement plan for outside directors;

   (5)   To approve the Company's Employee Stock Purchase Plan; and

   (6) To transact such other business as may properly come before the meeting.

   Stockholders of record of the Company's common stock at the close of business on March 19, 1996 will be entitled to vote at the meeting and any adjournments. No admission ticket will be necessary.

   TO BE SURE THAT YOUR VOTE IS COUNTED, WE URGE YOU TO COMPLETE AND SIGN THE PROXY CARD BELOW, DETACH IT FROM THIS NOTICE AND RETURN IT IN THE POSTAGE PAID ENVELOPE ENCLOSED IN THIS PACKAGE AS SOON AS POSSIBLE. The prompt return of your signed proxy card will assist the Company in reducing the expense of additional proxy solicitation.

   A list of stockholders entitled to vote at the meeting will be open for examination by any stockholder for any purpose germane to the meeting during ordinary business hours from April 24, 1996 through May 8, 1996, at the offices of McCutchen, Doyle, Brown & Enersen, Three Embarcadero Center, San Francisco, California 94111.

                                       By Order of the Board of Directors


March 29, 1996                         John A. Haveman
                                       VICE PRESIDENT AND SECRETARY

                           DETACH PROXY CARD HERE

----------------------------------------------------------------------------------------------------------------------------------
1.  Election of Directors:   FOR all nominees  [ ]      WITHHOLD AUTHORITY to  [ ]              FOR, EXCEPT YOU MAY WITHHOLD  [ ]
                             listed below               vote for all nominees listed below      AUTHORITY TO VOTE FOR ANY NOMINEE
                                                                                                BY CROSSING OUT HIS OR HER NAME

Nominees:   Ruth M. Davis, Allen W. Dawson, Richard G. Lareau, George R. Lewis,
            Charles Marshall, Lawrence Perlman, Carole J. Uhrich, Richard W. Vieser, Paul S. Walsh

2.  Proposal to approve amendment to Restated Certificate of Incorporation   [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

3.  Proposal to approve amendedment to 1993 Long-Term Incentive Plan         [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

4.  Proposal to approve 1996 Director Performance Incentive Plan             [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

5.  Proposal to approve Employee Stock Purchase Plan                         [ ] FOR      [ ] AGAINST      [ ] ABSTAIN

Address Change and/or   [ ]                  If you wish to have your vote on all matters kept
Comments Mark Here                           confidential in accordance with Ceridian Corporation
                                             policy, check here.   [ ]

                                             Please sign exactly as name is printed to the left.  Joint owners, or co-executors or co-trustees should both sign.  Persons signing as attorney, executor, administrator, trustee or guardian should give their full title as such.

                                             Dated: _____________________________, 1996

                                             _________________________________

                                             _________________________________
                                             Signature(s)

(PLEASE SIGN, DATE AND RETURN THIS           VOTES MUST BE INDICATED [X] IN BLACK OR BLUE INK.
PROXY CARD IN THE ENCLOSED ENVELOPE.)

                             CERIDIAN CORPORATION


     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS OF CERIDIAN
       CORPORATION FOR THE ANNUAL MEETING OF STOCKHOLDERS ON MAY 8, 1996.

   The undersigned appoints Lawrence Perlman and John A. Haveman, and either of them, the proxies of the undersigned, with full power of substitution in each, to vote at the Annual Meeting of Stockholders to be held on May 8, 1996 and at any adjournment or postponement thereof all of the undersigned's shares of Ceridian Corporation Common Stock held of record on March 19, 1996 in the manner indicated on the reverse side hereof, and with the discretionary authority to vote as to any other matters that may properly come before such meeting.

   YOU ARE ENCOURAGED TO SPECIFY YOUR CHOICES BY MARKING THE APPROPRIATE BOXES ON THE REVERSE SIDE.

   This proxy, when properly signed, will be voted in the manner directed. IF NO DIRECTION IS GIVEN, THIS PROXY WILL BE VOTED FOR THE ELECTION OF DIRECTORS AND FOR PROPOSALS 2, 3, 4 AND 5.

(Continued, and to be signed and dated, on the reverse side.)